Exhibit 10.25

LEASE AGREEMENT
to be entered into
between
GATEWAY S-8 LLLP
and
and NOVA TELECOMMUNICATIONS, INC.

1.	Leased Premises.
2.	Term
3.	Use
4.	Basic Annual Rent
	4.1.	Definitions
	4.2.	Rent Adjustment —Common Area Expenses
	4.3.	Rent Adjustment — Taxes
	4.4.	Utilities
	4.5.	Payments
5.	Requirements of Law
6.	Tenant’s Improvements.
7.	Condition of Premises.
8.	Conduct on Premises
9.	Insurance
10.	Mechanics’ and Materialmen’s Liens and Other Liens
11.	Tenant’s Failure to Perform
12.	Loss, Damage, Injury
13.	Destruction—Fire or Other Casualty
14.	Eminent Domain
15.	Assignment
16.	Defaults.
17.	Acceptance of Leased Premises

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18.	Access to Premises and Change in Services
19.	Estoppel Certificates
20.	Subordination
21.	Attornment
22.	Notices
23.	Landlord’s Liability
24.	Separability, Enforceability
25.	Captions
26.	Recordation
27.	Successors and Assigns
28.	Waiver of Jury Trial
29.	Miscellaneous.
30.	Environmental Assurances.
(a) Covenants
(b) Indemnification
(c) Indemnification by Landlord
(d) Definitions
31.	Lender’s Requirements
32.	Authority
33.	Force Majeure
34.	Real Estate Broker
35.	Security Letter of Credit
36.	Holding Over
37.	Net Lease
38.	Contingency
RIDER NO. 1 — First Cancellation Option

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RIDER NO. 2 — Second Cancellation Option
RIDER NO. 3 — Renewal Option
RIDER NO. 4 — Common Area Expense Exclusions
RIDER NO. 5 — 8320 Guilford Road Premises

Exhibit A	— Leased Premises
Exhibit B	— Base Building Specifications
Exhibit C	— Lease Commencement Agreement
Exhibit D	— Rules and Regulations
Exhibit E	— HVAC System Service Contract Specifications
Exhibit F	— Tenant Responsibilities
Exhibit G	— Form of Lien Waiver

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LEASE AGREEMENT

THIS AGREEMENT OF LEASE is made this _______ day of July, 1998, by and between Gateway S-8 LLLP, a limited liability limited partnership formed under the laws of the State of Maryland hereinafter referred to as “Landlord”), and NOVA TELECOMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

WITNESSETH, that the parties hereby covenant, promise and agree as follows:

1.             Leased Premises.

(a)           Landlord is the developer of a building (the “Building”) to be constructed on land known as Parcel S-8 (the “Land”) in the Columbia Gateway Park (the “Park”) located in Howard County, Maryland (the “County”), which Building will contain approximately 60,000 square feet, as more particularly described on Exhibit A attached hereto incorporated by reference herein and initialed by the parties.  The Land, the Building, the easements and rights appurtenant  thereto (including  those established by certain declarations of covenants recorded, or intended to be recorded, prior hereto among the Land Records of the County), and the sidewalks, areaways, parking areas, driveways, loading areas, gardens and lawns surrounding the Building and located on the Land are collectively hereinafter called “Leased Premises.”  Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, the Leased Premises for the “Lease Term” (as hereinafter defined).

(b)           Landlord will construct the base shell of the Building (the “Base Building”) in accordance with (i) plans (the “Base Building Plans”) to be prepared by Banta Campbell Architects (“Landlord’s Architect”) and approved by Landlord and Tenant and (ii) specifications (the “Base Building Specifications”) attached hereto as Exhibit B and made a part hereof.  Tenant’s approval of the Base Building Plans shall not be unreasonably withheld, conditioned or delayed by more than five (5) business days after the same are submitted to Tenant for its approval.  Tenant’s failure to notify Landlord of its approval or disapproval (stating with specificity the basis of such disapproval) within said 5 business day period shall be deemed a failure of Tenant to meet a “Tenant Deadline” pursuant  to Section 2 below.  The cost of constructing the Base Building in accordance with the Base Building Plans and Specifications will be paid by Landlord.  All charges and expenses, which shall be deemed additional rent, incurred for change orders from the Base Building Plans and Specifications which increase the cost thereof shall be paid by Tenant to Landlord in accordance with such written change order or, if reducing the overall cost, an applicable allowance toward other change orders shall be credited.  Landlord shall have no obligation to implement any change order unless it is in writing  and specifies the method and time of payment.  All change orders shall specify in reasonable detail the changes to be effected and whether such change is expected to affect the estimated commencement date.  Landlord shall promptly advise Tenant if, given the stage of construction, the proposed alterations cannot reasonably be incorporated into the construction process and Landlord shall have no obligation to implement any such changes.

(c)           Tenant shall hire an architect reasonably acceptable to Landlord (that is, such architect shall be reputable and have experience in preparing similar plans) to prepare plans and specifications for the finishing of the Leased Premises (the “TI Plans”).  The TI Plans shall be subject to the prior written approval of Landlord and Landlord’s Architect, which approval shall not be unreasonably withheld, conditioned, or delayed.  Such approval must be obtained prior to Tenant submitting the same to the applicable governmental authorities of the County for approval.  Tenant shall hire a qualified general contractor approved by Landlord (the “Contractor”), which approval shall not be unreasonably withheld, conditioned, or delayed, and qualified finish subcontractors approved by Landlord (the “Subcontractors”), which approval shall not be unreasonably withheld, conditioned, or delayed, to finish the Leased Premises in accordance with the TI Plans.  The construction of the tenant improvements will be competitively bid by not fewer than three general contractors, one of which will be Manekin Corporation.  If Tenant elects to use a general contractor other than Manekin Corporation, then Landlord and/or Manekin Corporation shall review the finishing of the Leased Premises for which review Tenant shall pay to Landlord, or if so designated by Landlord, to Manekin Corporation, a fee (the “Fee”) equal to $.50 multiplied by the “Rentable Area of the Leased Premises”, as hereinafter defined.

(d)           Landlord agrees to pay Twenty Dollars ($20.00) multiplied by the Rentable Area of the Leased Premises (“Landlord’s Contribution”) towards the cost of the tenant improvements as hereafter provided.  Alternatively, a portion of Landlord’s Contribution may be applied, at Tenant’s option, toward the cost of Tenant’s moving expenses, as well as toward the cost of interior design drawings and consulting engineers for the Leased Premises.  Landlord’s Contribution shall be paid to Tenant or directly to Tenant’s contractors and subcontractors thirty (30) days after the date Tenant provides Landlord with detailed invoices for all such charges or expenses, together with final lien waivers from all such contractors and subcontractors.  Lien waivers shall be in substantially the form attached hereto as Exhibit G.  Unless sooner paid by Tenant to Landlord, the Fee shall be due (and may be deducted from) simultaneously with the payment of Landlord’s Contribution.  Except as above provided with respect to Landlord’s Contribution and below with respect to the Additional Contribution, all costs incurred for the finishing of the Leased Premises shall be borne by Tenant and Tenant shall indemnify and hold Landlord harmless from same.  Tenant agrees that Tenant shall bear full responsibility for the TI Plans and the Leased Premises as improved by the TI Plans, as being in compliance with all applicable requirements of law, including without limitation, the Americans With Disabilities Act, as amended.  Tenant releases Landlord from any claim by Tenant arising out of the failure of the Leased Premises to be in compliance with all applicable requirements of law, except as such claim relates to the construction of the Base Building and other site work by Landlord in accordance with the Base Building Specifications.

(e)           In the event that all or any portion of Landlord’s Contribution is not utilized by or on behalf of Tenant by the Rent Commencement Date, then the per square foot Basic Annual Rent set forth in Section 4 below shall be decreased by eleven cents ($0.11) for every one dollar ($1.00) per square foot of Landlord’s Contribution which is not utilized.  By way of example, if $15.00 per square foot of Landlord’s Contribution is utilized by the Rent Commencement Date, then the Basic Annual Rent for the first year of the Lease Term, as hereafter defined, shall be $10.95 per square foot, calculated as follows:  $20.00 - $15.00 = $5.00 x $0.11 = $0.55.  Subtract $0.55 from the Basic Annual Rent of $11.50 per square foot, resulting in a Basic Annual Rent of $10.95 per square foot.  As and to the extent that Landlord’s Contribution is subsequently utilized by Tenant, the Basic Annual Rent shall be adjusted accordingly.  All adjustments to the Basic Annual Rent shall be confirmed in the Lease Commencement Agreement, described below, or other writings between Landlord and Tenant, and Tenant agrees to execute same upon Landlord’s request.

(f)            In addition to Landlord’s Contribution, Landlord will contribute, at Tenant’s sole option, an additional amount of up to $20.00 multiplied by the Rentable Area of the Leased Premises (the “Additional Contribution”) toward the construction of the tenant improvements.  The Additional Contribution shall be paid to Tenant or directly to Tenant’s contractors and subcontractors thirty (30) days after the date Tenant provides Landlord with detailed invoices for all such charges and expenses, together with final lien waivers, in the form attached as Exhibit F, from all such contractors and subcontractors.  The Additional Contribution shall be repaid by Tenant to Landlord, as additional rent, in equal monthly installments over the Lease Term, with interest at the rate of ten percent (10%) per annum, which installments shall be paid at the same time and in the same manner as Tenant’s monthly payments of Basic Annual Rent pursuant to Section 4 below.  The amount of the Additional Contribution utilized by or on behalf of Tenant, and the additional rent payable by Tenant with respect thereto, shall be confirmed in the Lease Commencement Agreement.

(g)           Notwithstanding the foregoing, in no event shall Landlord’s Contribution or the Additional Contribution be paid to or on behalf of Tenant until Tenant either waives its first cancellation option (as described in Rider 1 below), or provides adequate security (such as a letter of credit or a cash deposit equal to such amounts as are paid by Landlord) to Landlord for the repayment of Landlord’s Contribution and the Additional Contribution.  Until such time, Tenant covenants to timely pay all its contractors and subcontractors.

2.             Term.  This Lease shall be for a term of approximately ten (10) years and two (2) months (the “Lease Term”) commencing on the Commencement Date (as hereinafter defined) and terminating at 11:59 p.m. of the last day of the tenth full consecutive lease year after the Rent Commencement Date, unless otherwise extended or terminated in accordance with the provisions hereof.  See Rider No. 1 - Pre-Occupancy Cancellation Option, Rider No. 2 - Second Cancellation Option, and Rider No. 3 - Renewal Option.

Each respective period of twelve (12) successive calendar months during the Lease Term or any renewals thereof shall be hereinafter referred to as the “lease year”; provided, however, the first lease year shall commence on the Commencement Date and shall terminate on the last day of the twelfth full calendar month following  the Rent Commencement Date.

The “Commencement Date” shall be that date on which the work to be done by Landlord in accordance with Section 1(b) of this Lease shall have been substantially completed (which shall be deemed to have occurred when all county inspections or other actions by such governmental entities which are required prior to Tenant’s taking possession of the Base Building for purposes of commencing its tenant improvements shall have been taken or occurred, except for punch-list items scheduled by Landlord and Tenant).  All items on the punchlist shall be promptly completed by Landlord.  Landlord estimates that the Commencement Date will be approximately February 24, 1999, so long as Tenant meets each of the deadlines set forth on Exhibit F (the “Tenant Deadlines”) attached hereto and made a part hereof.  February 24, 1999 shall be hereinafter referred to as the “estimated commencement date.”  In the event that Tenant fails to meet any of the Tenant Deadlines, then the estimated commencement date of February 24, 1999 shall be postponed by one (1) day for each day that Tenant delays in meeting a deadline.  Landlord agrees to use its reasonable efforts to cause the Commencement Date to occur by the estimated commencement date, subject however to force majeure factors.

In the event that Landlord shall be unable, by reason of construction delays or otherwise, to substantially complete construction of the Base Building by the estimated commencement date (as postponed above for any Tenant delay), then this Lease shall nevertheless continue in full force and effect, and Tenant shall have no right to rescind, cancel or terminate the same if Landlord substantially completes such construction within ninety (90) days thereafter; provided, however, that in such event the date on which Landlord substantially completes construction of the Base Building shall thereafter be deemed the Commencement Date for all purposes of this Lease.  If Landlord is unable to substantially complete the Base Building as a result of causes within Landlord’s reasonable control within said 90-day period, then, provided Tenant is not in default of its obligations hereunder and provided it gives notification to Landlord on or before the 95th day after the estimated commencement date and Landlord has not substantially completed the Base Building by the time of such notice, Tenant shall have the option to terminate this Lease.  In such event the Cancellation Letter of Credit and the Security Letter of Credit, if previously delivered to Landlord, shall be returned to Tenant within five business days after receipt by Landlord of Tenant’s termination notice and neither party shall thereafter have any obligations to one another arising hereunder.  Whether or not Landlord shall substantially complete such construction on the estimated commencement date (as postponed above for any Tenant delay), or within such additional ninety day period, Tenant agrees that in no event shall Landlord be liable for damages, if any, sustained by Tenant as a result of Landlord’s failure.

On the Commencement Date or such later date as Landlord may request, Tenant shall promptly enter into a supplementary written agreement (the “Lease Commencement Agreement”) in substantially the form attached hereto as “Exhibit C”, or in such other form as Landlord shall prescribe, thereby specifying, among other matters, the Commencement Date, the Rent Commencement Date, the date as of which the Lease Term shall end, the amount of Basic Annual Rent payable by Tenant hereunder (as adjusted pursuant to Section 1(e) above), and any additional rent payable by Tenant pursuant to Section 1(f) above.

3.             Use.  Landlord and Tenant expressly agree that the Leased Premises shall be used or occupied by Tenant as an office warehouse for the following purposes and none other:  As a research, development, administrative and manufacturing operation for the production of telecommunications equipment.

The Real Property is subject to certain covenants and restrictions (the “Restrictions”), a copy of which has been provided to Tenant.  Tenant acknowledges that it is cognizant of the terms and provisions of the Restrictions and agrees to be bound by them.  Landlord and Tenant agree that The Howard Research And Development Corporation is a third party beneficiary to the covenants and representations herein made by Tenant and may remedy any violation of the Restrictions occasioned by Tenant’s use and occupancy of the Leased

Premises, in the manner and to the extent provided in the Restrictions, including, but not limited to, bringing suit, at law or in equity, directly against Tenant.

4.             Basic Annual Rent.  Commencing on the earlier of (i) sixty (60) days after the Commencement Date (which 60-day period is hereinafter referred to as the “Fit-Up Period”) or (ii) the date Tenant commences operating its business in the Building (such earlier date being herein the “Rent Commencement Date”), Tenant shall pay to Landlord during the Lease Term “Basic Annual Rent” payable in equal monthly installments as set forth below without any deductions, recoupments, or set-offs, and without demand, in advance on the first day of each and every calendar month in each lease year during the Lease Term; provided, however, that if the Lease Term shall commence on a day other than the first day of a month, Tenant shall pay on the Rent Commencement Date for the fractional part of a month at the beginning of the term, a prorated amount of one month’s rent.  Notwithstanding the foregoing, in the event that Tenant occupies only a portion of the Building during the Fit-Up Period, then Tenant shall pay to Landlord, for the balance of the Fit-Up Period only, a percentage of the Basic Annual Rent and Additional Rent otherwise payable by Tenant during such period, which percentage shall be equal to the percentage of the Building occupied by Tenant during such period.  In any event, upon the expiration of the Fit-Up Period, Tenant shall be obligated to commence payment of Basic Annual Rent and Additional Rent in their full amounts.

Subject to adjustment pursuant to Sections 1(d) and 1(e) above and Rider No. 4 below, the Basic Annual Rent for each year of the original term shall be determined by multiplying the Rentable Area of Leased Premises, as hereinafter defined, by the following amounts:

1st lease year	$11.50
2nd lease year	$11.50
3rd lease year	$11.50
4th lease year	$12.34
5th lease year	$12.34
6th lease year	$12.34
7th lease year	$13.25
8th lease year	$13.25
9th lease year	$13.25
10th lease year	$13.25

The Basic Annual Rent shall be confirmed in the Lease Commencement Agreement.

4.1.          Definitions.  For purposes of this Lease, the following meanings or definitions shall apply:

(a)           “Rentable Area of the Leased Premises” shall, for all purposes of this Lease, be deemed to be the square footage of the Building as determined by Landlord’s architect utilizing the now current BOMA standard for a single tenant building in use in the Columbia, Maryland area, which square footage shall be determined by the Rent Commencement Date.

(b)           The term “Common Area Expenses” shall mean all expenses paid or incurred by Landlord in connection with Landlord’s management of the Real Property, and the management, maintenance, operation and repair of the exterior areas of the Real Property, including, but not limited to, (i) keeping the driveways, parking areas, sidewalks and steps free and clear of ice, snow and debris and maintaining same; (ii) maintaining all grass and landscaping on the Real Property; (iii) repair of normal wear and tear of the roof and caulking and exterior maintenance of the Building (including exterior window cleaning); (iv) trash removal from dumpsters on the Real Property, if any and pickup for paper recycling if Tenant chooses to have a recycling program in the Building; (v) monitoring and repairing of water and sewer infrastructure to the point such utilities enter the Building, and exterior electrical utilities; (vi) management fees; (vii) the cost  of  Insurance, as defined below; (viii) exterior extermination; (ix) the cost of any capital improvement (amortized or depreciated over such reasonable period as Landlord shall determine together with the interest at a fluctuating rate per annum which is at all times equal to 1-1/2% over the prime interest rate as determined from time to time by Citibank, N.A. on the unamortized balance) made to the Building by Landlord which results in a reduction in the cost of operating the Building or made to the Building by Landlord after the Commencement Date of this Lease that is required under governmental law or regulation that was not applicable to the Building at the time it was constructed; (x) the HVAC Expense, as defined below; and (xi) the Real Property’s pro rata share, as reasonably determined by Landlord, of Landlord’s costs associated with the fitness room in the Columbia Gateway Park so long as same is available to Tenant and its employees.  See Rider No. 4-Common Area Expenses Exclusions.

(c)           The term “HVAC Expense” shall mean the total costs and expenses incurred by Landlord in maintaining a service contract on the heating, ventilation and air conditioning systems servicing the Leased Premises (the “HVAC System”).

(d)           “Taxes” shall mean any present or future federal, state, municipal, local and/or any other taxes (including gross receipts or business license taxes), assessments, levies, benefit charges and/or other governmental or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the Real Property of which the Leased Premises are a part or any part or parts of said Real Property, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar to any of the foregoing but shall not include any inheritance, estate, succession, income, excise, capital, profits or franchise tax, provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the term shall be altered or eliminated so as to cause the whole or any part of the items listed in the first sentence of this subsection (d) to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the Real Property, wholly or partly in place of an imposition on or as a substitute for, or an in place of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of “Taxes.”  All reasonable expenses incurred by Landlord (including attorneys’ fees and costs) in monitoring or contesting any increase in the assessment of the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

(e)           “Real Property” shall mean the Land, the Building, and all fixtures, equipment and other improvements in or upon said Land, which have been provided by Landlord and shall include the sidewalks, areaways, parking areas, loading areas, gardens and lawns of the Leased Premises.  Notwithstanding any language in this Lease to the contrary, Tenant hereby acknowledges that the current lot lines of Parcel S-8, which comprises the Land, are intended to be modified by Landlord pursuant to the filing of a resubdivision plat with the County, so that its lot lines will be substantially as shown on Exhibit A.  The purpose of the resubdivision is to create additional parking areas for Tenant, as shown on Exhibit A.  Tenant hereby consents to any minor changes in the lot lines from that shown on Exhibit A in connection with such resubdivision process, as determined by Landlord in its reasonable discretion.

(f)            “Insurance” shall mean all insurance of whatsoever nature kept or caused to be kept by Landlord, or required by Landlord’s lender to be kept, out of or in connection with Landlord’s ownership of the Building and/or the Real Property, or the equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Building and/or the Real Property and/or all alterations, rebuildings, replacements and additions thereto, insuring the same against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage (if sprinklered) and such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered as included within, the standard casualty insurance policy, or such other casualties as Landlord’s lender may require.  Insurance shall include insurance for loss of rent arising out of any of the occurrences covered by such insurance.  Such casualty insurance shall be carried in an amount at least equal to the Full Insurable Value thereof.  The term “Full Insurable Value” shall mean actual replacement costs of the Building (exclusive of the costs of excavation, foundations and footings below the lowest basement floor), or such other amounts as may be required by Landlord’s lender.

(g)           “Term” or “Lease Term” shall mean the initial lease term and any renewals or extensions  thereof.

(h)           “Deed of Trust” shall mean the deed of trust or mortgage securing Landlord’s original, interim, and/or permanent financing for the Leased Premises.

4.2.          Rent Adjustment Common Area Expenses.  Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord, as additional rent, with and at the same time as the payments of Basic Annual Rent, Seven Thousand Six Hundred Dollars ($7,600.00) per month as one-twelfth of the estimated Common Area Expenses (calculated on the basis of $1.52 multiplied by the estimated square footage of 60,000 square feet.

At any time during a Lease Year, Landlord may revise its estimate of the Common Area Expenses (the “Expenses”) as set forth above and adjust Tenant’s monthly installments to reflect the revised estimates.  Landlord will give Tenant prior written notice of the revised estimates and the amount by which Tenant’s monthly installments will be adjusted, and Tenant will pay the adjusted installments with each payment of the rent, beginning with the first payment of the Basic Annual Rent to come due after Tenant’s receipt of such notice, provided however that no such revision may result in an increase in Common Area Expenses which are within the reasonable control of Landlord by more than five percent (5%) in any given year after the first lease year; and provided further that if the actual Common Area Expenses which are within the reasonable control of Landlord for the first (1st) lease year exceed the estimate for such Common Area Expenses for such year by more than ten percent (10%), Landlord shall be responsible for said excess.

Landlord will deliver to Tenant, within one hundred twenty (120) days (or such longer time as is reasonable under the circumstances) after the end of each applicable Operating Year for the Expenses, a statement for such Operating Year (the “Statement”), showing such Expenses.  Tenant will pay Landlord within thirty (30) days of the receipt of the Statement such amounts as may be necessary to adjust Tenant’s estimated payments for such preceding Operating Year so that such payments will equal the actual Expenses for such Operating Year.  If the actual amount of the Expenses is less than the amounts paid by Tenant as installments, then Landlord will credit Tenant’s account by the amount of the excess or, if at the end of the Lease Term, refund to Tenant the amount of the excess.  Unless Tenant gives Landlord written notice of its exception to any Statement for such preceding Operating Year within one hundred eighty (180) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of its exception to such Statement within such one hundred eighty (180) day period, Tenant shall nevertheless be obligated to pay the additional rent.  At Tenant’s sole cost and expense and without unreasonable interference with Landlord’s business operations or waiving Tenant’s obligation to pay the amount shown on such Statement, Tenant shall have the right, upon at least ten (10) business days’ prior written notice given to Landlord within one hundred eighty (180) after Tenant’s receipt of a Statement, to examine the books, records and other papers of Landlord used to compute the Expenses reflected on such Statement.  Any such examination shall be conducted only during Landlord’s regular business hours, and all information examined shall be kept by Tenant in the strictest confidence.  Any overpayment by Tenant reflected by such examination shall be credited to Tenant’s account or, if occurring after the Lease Term has ended, shall be refunded to Tenant within thirty (30) days after verification of such amount.

Failure of Landlord to provide any Statement within the time prescribed will not relieve Tenant of its obligations under this Section 4.2; provided, however, that in any event, Tenant may give Landlord written notice of its exception to any Statement for such preceding Operating Year within one hundred eighty (180) days after Landlord’s delivery thereof.

4.3.          Rent Adjustment - - Taxes.  Tenant shall pay all Taxes applicable to the Lease Term.  Such amounts shall be paid by Tenant, as additional rent, directly to the taxing authority on or before the date such Taxes are due, and prior to the imposition by the taxing authority of any late charge or penalty.  Each tax year, Tenant shall promptly provide evidence to Landlord that Taxes have been timely paid in full.  Tenant further acknowledges that Landlord must pay the Taxes for an entire tax year (i.e., July 1 - June 30) in advance.  Therefore, within thirty (30) days after the Rent Commencement Date, Tenant shall pay to Landlord a sum equal to the pre-paid Taxes paid by Landlord for the tax year in which the Rent Commencement

Date occurs (the “Commencement Tax Year”), pro-rated from the Rent Commencement Date to the end of the Commencement Tax Year.  Following termination of the Lease Term by passage of time or for any reason other than Tenant’s default of this Lease (the “Termination Date”), Tenant shall be reimbursed by Landlord to the extent of Taxes which it has pre-paid as of such Termination Date for the period beyond such Termination Date.  By way of example of Tenant’s obligations hereunder, if the Rent Commencement Date occurs on April 24, 1998, then within thirty (30) days thereafter, Tenant shall pay to Landlord the Taxes attributable to the period April 24, 1998 - June 30, 1998.  On July 1, 1998, Tenant shall receive a tax bill for the period July 1, 1998 - June 30, 1999, which shall be payable by Tenant prior to the imposition of any late charge or penalty.  On July 1 of each lease year thereafter, Tenant shall receive a tax bill for each succeeding tax year which shall be payable by Tenant in accordance with the terms set forth above.

4.4.          Utilities.  From and after the Commencement Date, Tenant shall pay on a timely basis to the appropriate utility or other supplier, all charges for gas, steam, electricity, light, heat, power, telephone, water, metered or unmetered sprinkler, sewerage and all other utility and communication services, used, rendered and/or supplied upon or in connection with the Leased Premises, to the extent not paid by Tenant as a part of the Common Area Expenses.  Upon request, Tenant shall promptly furnish Landlord with copies of all paid receipts for such utilities charges.  All such utility charges shall be appropriately adjusted between the parties as of the Commencement Date and the expiration or sooner termination of this Lease.

4.5.          Payments.  All payments or installments of any rent hereunder other than Basic Annual Rent and all sums whatsoever due under this Lease (including reasonable attorneys’ fees) shall be deemed additional rent and shall be paid to Landlord at the address designated for notice to Landlord herein, or as otherwise designated by Landlord, and if any installment of Basic Annual Rent or additional rent is not paid within 10 days of the date when due, it shall bear a late charge equal to $300 for each day such sum is more than five (5) days in arrears in consideration of Landlord’s additional expense caused by such failure to pay and shall be payable without demand simultaneously with the rent arrearage.  Time is of the essence in this Lease with respect to Tenant’s monetary obligations hereunder.  Although the payments provided by Section 4.2. hereof are measured and determined by the amount of Taxes, said payments are, and shall be deemed to be, additional rent.  Unless otherwise provided, any such additional rent shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due.  Such obligations shall survive the expiration or sooner termination of this Lease.  Any such statements shall be accompanied by a copy of the bill or other invoice for such charge .

5.             Requirements of Law.  Tenant shall, at the sole cost and expense of Tenant, observe and comply with all laws, requirements, rules, orders, ordinances and regulations of any governmental, quasi-governmental entity or of the local Board of Fire Underwriters applicable to the Leased Premises or any portion(s) thereof.  Tenant shall comply with Landlord’s rules and regulations for the Park, a copy of which is attached hereto as Exhibit D, as the same may be amended, modified or supplemented from time to time by Landlord.

6.             Tenant’s Improvements.

(a)           Tenant agrees that it will not undertake any structural alterations of any of the improvements, or any part thereof, now or hereafter erected upon the Leased Premises, or construct any new structures or improvements upon the Leased Premises or make any other alterations which would materially change the character of the existing improvements or which would weaken or impair the structural integrity or lessen the value of the existing improvements, without the prior written consent of Landlord, which consent of Landlord may be withheld in Landlord’s reasonable discretion, and shall not be delayed by more than ten (10) business days after Tenant’s written request therefor, which request shall state with particularity the proposed work which is the subject of such request.  Tenant shall give Landlord notice of any alteration, addition, enlargement or improvement and copies of plans and specifications therefor prior to commencing any work thereon.

(b)           Subject to the limitation contained in the foregoing Section 6(a), Tenant may, at any time during the term of this Lease, at Tenant’s own cost and expense make or permit to be made any alteration, change or addition of, in, or to the Leased Premises or any part thereof or any building or improvement which may hereafter be erected thereon, subject, however, to the following conditions, each of which must be fully observed and performed by Tenant before the commencement of any work whatsoever:

(i)            That there is no existing and unremedied default on the part of Tenant, of which Tenant has received notice, under the terms, covenants and conditions herein on the part of Tenant to be observed and performed.

(ii)           That Tenant shall covenant that the same shall be performed with diligence and in a first-class, workmanlike manner.

(iii)          That neither the interest of the Landlord nor the interest of the holder of the Deed of Trust nor the Leased Premises nor any building in or improvement on, under, or above the Leased Premises shall then be the subject of any charge, liability, claim, or lien of whatsoever kind or nature by reason of work undertaken by Tenant.

(iv)          That if under the provisions of any insurance policies required to be provided and maintained hereunder, any consent to any alteration, change or addition by the insurers therein shall be required to continue and keep such policies in full force and effect, Tenant shall obtain such consents and pay any premiums or charges that may be incurred therefor.

(v)           Tenant shall covenant that in the alteration of the then existing structures and/or the construction of any new building, it will comply with all applicable requirements of the Building Code of the County and with all other applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction thereof and of the local Board of Fire Underwriters or of any similar body.

(vi)          Tenant shall procure all necessary permits for the alteration of the then existing structures and for the construction of the new improvements and shall deliver to Landlord a certificate of occupancy when required by law, as a condition precedent to the use of the improvements for their designated purpose.  Upon completion of any new structural improvements, Tenant shall deliver to Landlord a set of the “as built” plans.

(vii)         All such work shall be done, at Tenant’s option, by Landlord or by contractors approved by Landlord, which approval shall not be unreasonably withheld conditioned or delayed.  Notwithstanding the foregoing, Tenant understands that, in the event the work is not performed by Landlord or its agents, such work shall nevertheless be performed under the general review of Landlord or its agent to assure standard quality improvements on the Real Property for which Landlord or such agent shall be paid a fee in accordance with Section l(c) above.

(c)           All such work, other than movable furniture or trade fixtures or other items specifically designated at the time Landlord approves such work, done by Tenant upon the Leased Premises, shall be the property of the Landlord at the termination of this Lease; provided, however, that Landlord may require Tenant, only at the time Landlord approves such work, to remove all or any part of said work at the expiration of this Lease, in which event such removal shall be done at Tenant’s sole cost and expense.  Tenant shall, at its sole cost and expense, repair any damage to the Leased Premises and/or the Building caused by such removal or by the removal of its personalty.

7.             Condition of Premises.

(a)           Tenant shall at all times during the Lease Term take good care of and keep the Building’s interior and the improvements, fixtures, equipment and appurtenances therein (including, but not limited to, interior walls and windows, interior doors, pipes, plumbing, water and sewer connections, heating and air conditioning equipment and machinery (except to the extent covered by the HVAC Expense), and electrical works (except for primary electric service and site lighting) in good order and condition, free of debris, and, at Tenant’s sole cost and expense, shall make all necessary repairs thereto, which repairs shall be in quality and class at least equal to the original work.  Tenant shall not commit or suffer any waste of the Leased Premises.

(b)           Landlord will secure and maintain during the term hereof, and any extension or renewal thereof, a limited parts and labor service contract on the heating, ventilation and air conditioning system servicing the Leased Premises (the “HVAC System”), in the form attached as Exhibit E, the cost of which will be paid by Tenant as the HVAC Expense as set forth above.  Landlord, at Tenant’s sole cost and expense, will make all necessary repairs or replacements to the HVAC System which are not covered under the service contract.  All costs incurred which are set forth in the exclusions listed in Exhibit E shall be paid for by Tenant except for the cost of replacing or making any repairs of a capital nature to the compressor or heat exchanger (the “Shared Expenses”), the cost of which shall be shared between Tenant and Landlord as described below, provided, however, to the extent any repairs or replacements are required during the first year of the Lease Term, which are not covered by the terms of the said contract, subject to the last sentence hereof, Landlord shall be responsible for such repairs or replacements.  Tenant will pay that percentage of the cost of any Shared Expenses which is equal to the ratio by which the length of the remaining years of Tenant’s Lease Term (without taking into consideration any cancellation options not yet exercised by Tenant) bears to the useful life of such repair or replacement, as determined in accordance with generally accepted accounting principles; provided, however, in no event may such percentage be greater than 100%.  (Landlord and Tenant hereby agree that the useful life of the machinery and equipment comprising the HVAC System shall be 12 years, so long as the HVAC System is properly maintained, Tenant’s use does not exceed 18 hours per day, 6 days per week, and no corrosive materials are used by Tenant in any manufacturing operations within the Leased Premises.)  If any renewal option is exercised by Tenant, then the length of such renewal term shall be included for purposes of calculating the remaining years of the Lease Term.  Notwithstanding anything to the contrary in the preceding sentences, for any Shared Expenses, Tenant shall have the right to pay its portion thereof by equal payments made in six (6) month intervals over the then remaining Lease Term.  Notwithstanding the foregoing, any maintenance or repair to the HVAC System which is required as a result of any acts or omissions of Tenant, or Tenant’s agents, employees or visitors, or as a result of Tenant’s use of such HVAC System in excess of the customary use of 18 hours per day, six days per week, will be made by Landlord at Tenant’s sole cost and expense.

(c)           At the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, Tenant shall deliver up the Leased Premises in the same good order and condition, reasonable wear and tear excepted, as at the beginning of the tenancy, broom clean and (subject to the provisions of the preceding Section hereof) Tenant shall remove all of its property and/or property maintained and/or stored for or on the account of others therefrom prior to such termination.  Any items of Tenant’s personalty or any improvements to the Leased Premises that constitute laboratory equipment remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord; provided, however, Tenant shall have five (5) business days from the termination of this Lease to remove any and all laboratory equipment that was affixed to the Leased Premises.  Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease.

(d)           It is understood that Tenant intends to “self manage” its obligations within the interior of the Leased Premises (as set forth above) so as to maintain the Leased Premises in as good a quality and condition of order and repair as on the Commencement Date, ordinary wear and tear and insured casualty excepted.  If Tenant elects, at any time, to seek a third party manager for the Lease Premises, it shall first seek a proposal from Landlord (or Manekin Corporation).  In the event Landlord’s or Manekin’s management proposal is not acceptable to Tenant, Tenant shall obtain bids for such third party management from at least two other reputable managers within the Baltimore-Washington corridor which bidders shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Prior to Tenant’s acceptance of any such other bid, Tenant shall again submit such bid which it finds acceptable to Landlord and Manekin Corporation and both shall have a period of 15 days from the date of submission to match such proposal.  If such proposal is matched by Landlord or Manekin Corporation, Tenant shall employ Landlord or Manekin Corporation for such management tasks. Such management contract shall allow Tenant to terminate same without cause, if Tenant again elects to resume self management of the Leased

Premises, or if Tenant is dissatisfied with the performance by such manager of its obligations under the management contract unless same is cured, to Tenant’s reasonable satisfaction, by such manager within thirty (30) days after notice from Tenant of the need for such cure.

(e)           Except as otherwise set forth in this Lease, Landlord shall not be required to furnish any services or facilities to the Leased Premises and Landlord shall not be required to rebuild any improvements on the Leased Premises or to make any repairs, replacements or renewals of any nature or description to the Leased Premises or any improvement thereon, whether ordinary or extraordinary, foreseen or unforeseen, or to maintain the Leased Premises in any way.

8.             Conduct on Premises.  Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire or other insurance maintained on the Real Property by Landlord, or invalidate or conflict with the fire insurance policies on the Real Property; obstruct or interfere with the rights of Landlord; or interfere with the good order of the Building.  Tenant agrees that any increase in fire or other insurance premiums on the Real Property and/or the contents thereof caused by the use or occupancy of Tenant shall, as they occur or accrue, be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

9.             Insurance.  At all times during the Lease Term, Tenant, at its sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming Landlord and Manekin Corporation as additional insureds, with respect to the Leased Premises and the business of Tenant in, on, within, from or connected with the Leased Premises, pursuant to which the limits of liability shall be at least $1,000,000.00 in respect to any one occurrence, and at least $2,000,000.00 in respect to the general aggregate limit of liability, or in such amounts as Landlord may reasonably require.  Said insurance policy shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice.  Said insurance policy shall be carried with an insurance company approved by Landlord, and a certificate of insurance shall be delivered to Landlord at the inception of each policy and renewal thereof.

10.           Mechanics’ and Materialmen’s Liens and Other Liens.  Tenant shall not do or suffer to be done any act, matter or thing whereby the Leased Premises (or Tenant’s interest therein) or any part thereof, may be encumbered by any mechanics’ or materialmen’s lien and/or any other lien or encumbrance.  Tenant shall bond or move to discharge, within ten (10) days after the date of filing, any mechanics’ or materialmen’s liens filed against the Leased Premises (or Tenant’s interest therein), or any part thereof, purporting to be for work or material furnished or to be furnished to Tenant.

11.           Tenant’s Failure to Perform.  In the event that Tenant shall fail, after fifteen (15) days written notice from Landlord, to keep the Leased Premises in the state of condition and repair required by this Lease; to do any act; make any payment; and/or perform any term or covenant on Tenant’s part required under this Lease, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including, but not limited to, entering upon the Leased Premises to make repairs).  All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

12.           Loss, Damage, Injury.  Landlord and Tenant agree that each will indemnify and hold harmless the other for all losses, damages, liabilities, costs, payments, expenses and fines incurred by one party and, as to Landlord, its agents and managers (the “Indemnitee”) as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the “Indemnitor”), and/or of the Indemnitor’s servants, employees, agents, licensees or invitees:  (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to the Indemnitor and/or (2) negligence or any willful misconduct of the Indemnitor.  This indemnification will remain in effect after the termination or expiration of this Lease.

13.           Destruction—Fire or Other Casualty.  In the event of partial or total damage or destruction to the Leased Premises by fire, other casualty, or any other cause whatsoever, then Tenant shall give immediate notice thereof to Landlord and:  (a) this Lease shall continue in full force and effect and (b) Landlord, to the extent that insurance proceeds respecting such damage or destruction are subject to being utilized for and, in fact, may be utilized by Landlord therefor, shall thereupon cause such damage or destruction to property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Leased Premises are rendered untenantable, the rent shall proportionately abate.  Landlord shall commence restoration work within sixty (60) days after the date of such casualty, or Tenant may terminate this Lease by giving notice to Landlord of such termination within five (5) days after the expiration of such 60-day period.

Landlord shall have no obligation to rebuild the Leased Premises if the reasonably estimated cost of repair and reconstruction exceeds fifty percent (50%) of the Full Insurable Value of the Leased Premises unless:  (i) on the date of such destruction there shall be four (4) or more years remaining in the Lease Term or (ii) within thirty (30) days of the date of such destruction, Tenant, at its option, shall enter into an agreement with Landlord to extend the Lease Term for a period of at least four (4) years from the date of such destruction.  If Tenant so elects to extend the Lease Term, Landlord covenants to promptly execute and deliver to Tenant a written agreement evidencing such extension.  In the event Tenant elects not to so extend this Lease, Landlord shall have the right to either (i) waive the extension requirement and rebuild the Leased Premises as set forth above, or (ii) terminate this Lease by giving notice of such election to Tenant, in which event Landlord shall be entitled to retain all insurance proceeds.

14.           Eminent Domain.  If the entire Leased Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the Real Property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate.  If only a portion of the Leased Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant is reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall not terminate but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in an amount thereof proportionate to the area of the Leased Premises so taken, leased or condemned. If, following such partial taking Tenant shall not be reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Leased Premises had been taken, leased or condemned.  In the event of a taking, leasing or condemnation as described in this Section, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord, other than an adjustment of rent, to the date of taking, leasing or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat.

15.           Assignment.  No Assignment of this Lease (as defined below) is permitted without the prior written consent of Landlord.  The granting or withholding of such consent will be given solely within the discretion of Landlord.  Notwithstanding the foregoing, Landlord’s consent to an Assignment of the types described in clauses (1), (2) and (6) of the following paragraph shall not be unreasonably withheld, delayed or conditioned so long as the proposed use is acceptable to Landlord, in each instance as determined by Landlord in its sole, but reasonable, discretion.

The foregoing restriction will include, but not be limited to, the following (all of which will be deemed to be an “Assignment”):  (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant’s property; (5) any assignment or sale in bankruptcy or insolvency; and (6) the transfer of majority control of Tenant by any means, including operation of law, to parties other than those maintaining majority control on the date on which the last party executes this Lease.

Even if Landlord consents to an Assignment, Tenant will remain primarily liable under this Lease.  Also, Tenant will bear all reasonable legal costs incurred by Landlord in connection with Landlord’s review of documents concerning an Assignment, whether or not Landlord consents to it.  Landlord’s consent to a specific Assignment does not waive Landlord’s right to withhold consent to any future or additional Assignment.  Tenant will give Landlord notice of its intention to make an Assignment at least thirty (30) days prior to such Assignment, which notice will contain such details as Landlord may reasonably request.  If Tenant intends to Assign this Lease, Landlord may terminate this Lease by giving fifteen (15) days prior written notice to Tenant after Landlord has received written notice from Tenant of an intended Assignment.

If the amount of rent and other sums received by Tenant under any Assignment is more than the Rent due from Tenant under this Lease, then Tenant will pay fifty percent (50%) of the excess (less Tenant’s actual costs of Assignment, such as commissions and improvements) to Landlord on a monthly basis and promptly upon Tenant’s receipt of such excess amounts.

If, without Landlord’s consent, this Lease is Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys’ and brokerage fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice.  If Tenant defaults, Landlord may collect rent from the assignee, subtenant, occupant or user (the “Assignee”) of the Leased Premises and apply it towards the Rent due under this Lease.  Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord’s right to initiate legal action against Tenant to enforce Tenant’s fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

16.           Defaults.

(a)           Each of the following shall be deemed a material default by Tenant under this Lease and a substantial breach of this Lease, entitling Landlord to all remedies set forth below or existing at law or in equity:

(1)           The filing of a petition by or against Tenant for debtor relief as defined under the Federal Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization, arrangement or other rehabilitation within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant; for purposes of this subsection, the word “Tenant” shall include any guarantor of Tenant’s obligations under this Lease;
(2)           The making by Tenant of an assignment for the benefit of creditors;
(3)           The suspension of business by Tenant or any act by Tenant amounting to a business failure;
(4)           Failure of Tenant to make payment of the rent herein reserved, or any part thereof, or any other sum required by the terms of this Lease (including late charges on the foregoing as provided herein) when due;
(5)           A breach by Tenant in the performance of any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of fifteen (15) days after service of notice by Landlord upon Tenant.

(b)           All rights and remedies of Landlord in this Lease enumerated shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity or both.  For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder.  The failure of Landlord to insist, in any one or more instances upon a strict performance of any of the covenants, terms and conditions of this Lease, or to exercise any right or option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

(c)           In the event of a default of the nature set forth in 16(a) above, Landlord may, at any time thereafter, at its election, without further notice to Tenant, terminate this Lease and Tenant’s right to possession of the Leased Premises, and take possession of the Leased Premises, and remove Tenant, any occupant, and any property therefrom, without relinquishing any rights of Landlord against Tenant.

(d)           If Tenant breaches this Lease as set forth above, Tenant shall be obligated to, and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover of and from Tenant at the election of Landlord, all reasonable expenses which shall have been incurred as a result of such breach, including the costs of any proceedings which shall have been necessary in order for Landlord to recover possession of the Leased Premises and the expenses of rerenting the Leased Premises (including, but not limited to, any commissions paid to any real estate agent in connection therewith and actual attorneys’ fees incurred at the customary hourly rates for such attorneys); plus, either:

(1)           liquidated damages, in an amount which, at the time of such termination is equal to the installments of Basic Annual Rent and the aggregate of all sums payable hereunder as additional rental (the “Additional Rental”) (for such purpose considering the annual amount of such Additional Rental to be equal to the amount thereof paid in the lease year or annualized portion thereof immediately preceding such default) reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease, said amount to be discounted at the discount rate then in effect at the Federal Reserve Bank in Baltimore; or
(2)           damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the then current term of this Lease) in an amount or amounts equal to the sum of (i) the aggregate expenses (other than Additional Rental) paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus (ii) an amount equal to the amount of the installment of Basic Annual Rent which would have been payable by Tenant hereunder in respect of such calendar month had this Lease and the Lease Term not been so terminated, and (iii) the monthly average of the Additional Rental payable in the lease year or annualized portion thereof immediately preceding such default, over the rents, if any, in fact, collected by Landlord in respect of such calendar month pursuant to either rerenting, or from any existing permitted subleases, and any suit, action or proceeding brought to collect the amount of the deficiency for any calendar month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

(e)           Notwithstanding anything herein to the contrary, upon the occurrence of any breach by Tenant that is not cured within any applicable grace period, Landlord shall use its reasonable efforts to mitigate its damages, including using reasonable efforts to relet the Leased Premises.  If all amounts required to be paid by Tenant under this Lease as damages and liquidated damages are actually paid to and collected by Landlord, then any rent collected by Landlord with regard to the Leased Premises from a subsequent tenant and attributable to the period for which Tenant has paid liquidated damages, up to a maximum amount equal to the amount of rental paid by Tenant as liquidated damages for such period, shall be rebated to Tenant as and when such amounts are actually collected by Landlord.

(f)            No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written release of Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord, regardless of the term of such new lease.  Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term of his Lease to determine the aggregate amount of such damages.

17.           Acceptance of Leased Premises.  Tenant’s occupancy of the Leased Premises shall constitute acceptance thereof, subject to punchlist items as provided in Section 2, as complying with all requirements of Tenant and Landlord with respect to the condition, order and repair thereof.

18.           Access to Premises and Change in Services.  Landlord and/or the authorized representative of Landlord or any mortgagee or deed of trust holder shall have the right without abatement of rent, to enter the Leased Premises at any reasonable hour upon reasonable prior notice (which may be verbal) (except in emergencies) to examine the same and/or to make such repairs improvements and alterations as Landlord and/or such authorized representative shall deem necessary (but Landlord shall not be obligated to do so) for the safety and preservation of the Building, or for any other reasonable purpose whatsoever, including exhibiting the Leased Premises to prospective purchasers, or, during the last nine months of the Term, to prospective tenants.  The parties shall cooperate so that such third party visits are conducted at a mutually convenient time and with due regard to any reasonable security requirements and procedures of Tenant.

19.           Estoppel Certificates.  Tenant agrees at any time and from time to time upon not less than ten (10) business days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in breach and/or default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such breach and/or default of which the signer may have knowledge, and any other matters reasonably requested in such estoppel certificate, it being intended that a such statement delivered hereunder may be relied upon by any party not a party to this Lease. Tenant’s failure to deliver such estoppel certificate within said 10-day period shall be deemed a material default by Tenant under this Lease.

20.           Subordination.  Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements now or hereafter a lien upon or affecting the Leased Premises or any part or parts thereof and to any extensions, modifications or amendments thereof, provided, however, that so long as Tenant is not in default of any provision of this Lease, its rights under this Lease shall not be diminished.  Tenant shall, at any time hereafter, on request, execute any instruments, which may be necessary to subordinate, or render prior Tenant’s interest hereunder to such lien and the failure of Tenant to execute any such instruments shall constitute a default hereunder.  Landlord agrees to use its best efforts, at Tenant’s cost and expense, to obtain a non-disturbance agreement in form and substance acceptable to Landlord’s lender and to Tenant’s counsel.

21.           Attornment.  Tenant agrees that upon any termination of Landlord’s interest in the Leased Premises Tenant shall, upon request, attorn to the person or entity then holding title to the reversion of the Leased Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant, hereunder and perform all of the other covenants, agreements, provisions, conditions, obligations and/or duties of Tenant in this Lease contained.

22.           Notices.  All notices, demands and requests required under this Lease shall be in writing and shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid, or sent by Federal Express, or some other nationally recognized overnight courier service, or hand delivered with a receipt and addressed (i) if to Landlord, c/o Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, Attention:  General Counsel, with a copy to Ann Clary Gordon, Esquire, c/o Shapiro and Olander, 36 South Charles Street, 20th Floor, Baltimore, Maryland 21201-3147 or (ii) if to Tenant, prior to the Commencement Date, at 8320 Guilford Road, Columbia, Maryland 21046 and thereafter, at the Leased Premises with a copy to:  John Spirtos, Esquire, Kirkpatrick and Lockhart, L.L.C., 1800 Massachusetts Ave., N.W., Washington DC, 20005.  All notices delivered in the foregoing manner shall be deemed received by the other party on the earliest of:  (i) three (3) business days after the notice is sent; (ii) if applicable, the date the return receipt is executed; or (iii) if applicable, the date delivered as documented by the overnight courier service.  All rental payments and all charges due under this Lease shall be delivered to Landlord at the address of Landlord set forth above, Attention:  Accounting Department. Either party may designate a change of address by written notice to the other party.

23.           Landlord’s Liability.  The term “Landlord” as used in this Lease means only the owner, the mortgagee, or the trustee or the beneficiary under a deed of trust, as the case may be, for the time being, of the Building (or the owner of a lease of the Building), so that in the event of any transfer of title to Landlord’s estate and interest in the Leased Premises, the transferring entity shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing.  It is understood that Landlord on the date hereof is a Maryland limited liability limited partnership, and that no partner of said limited liability limited partnership, as it may now or hereafter be constituted, shall have any personal liability to Tenant and/or any person or entity claiming under, by or through Tenant and as to Landlord, recourse for such liability shall be limited to Landlord’s interest in the Building.

24.           Separability, Enforceability.               If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2010, this Lease shall terminate automatically and neither party shall have any further liability to the other.

25.           Captions.  All headings anywhere contained in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

26.           Recordation.  Tenant covenants that if at any time any mortgagee of Landlord’s interest in the Leased Premises, any trustee or beneficiary under a deed of trust constituting a lien upon the Building of which deed of trust Landlord is grantor, or a landlord of Landlord in respect of the real property upon which the Building is situate, shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both such taxes on this Lease, Tenant shall execute such acknowledgements as may be necessary to effect such recordation and whichever party requires such recordation shall pay all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with, this Lease or such recordation.

27.           Successors and Assigns.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

28.           Waiver of Jury Trial.  Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease.  To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy.  This waiver is knowingly, intentionally and voluntarily made by Tenant.  Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect.  Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.  Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

29.           Miscellaneous.

(a)           As used in this Lease, and where the context requires:  (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and (2) the singular shall be deemed to include the plural and vice-versa.

(b)           This Lease was made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

(c)           Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.  Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to erect an identification sign on the exterior of the Building, subject, however, to Tenant’s obtaining the prior written approval of such signs from Landlord and HRD.  Landlord shall not unreasonably withhold its consent to any such signs provided same are reasonably similar to other corporate identification signs within the Columbia Gateway Center.  Such signs shall be installed by a reputable contractor reasonably acceptable to Landlord.  Tenant shall hold Landlord harmless from any damage caused to the Building as a result of the installation of such signs.  Upon termination of the Lease, it shall be Tenant’s obligation, at its sole expense, to remove such signs and to restore the exterior face of the Building to its condition prior to erecting such signs, normal wear and tear excepted.

(d)           Landlord shall use its best efforts to provide a minimum of three hundred (300) parking spaces on the Land for Tenant’s exclusive use.  The parties acknowledge however, that the final design of the Building will determine the available parking areas.

(e)           Except as otherwise specifically provided in this Lease, no abatement, refund, offset, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to the Building or the Leased Premises, by virtue or because of any present or future governmental laws, ordinances, or for any other cause or reason.

(f)            Landlord covenants and agrees that, upon the payment of the rent herein provided and the performance by Tenant of all the covenants, agreements and provisions hereof on Tenant’s part to be kept and performed, Tenant shall have, hold and enjoy the Leased Premises, free from any interference by, from or through Landlord except as may be otherwise expressly provided herein.

(g)           Landlord hereby waives any lien it may have to any of Tenant’s files, receivables, intellectual property, general intangibles, inventory, equipment or furniture; provided, however, that such equipment or furniture shall not include any “fixtures” in or “leasehold improvements” made to the Leased Premises, which terms are defined as all articles in the nature of personal property or other improvements which have been so annexed to or incorporated in the Leased Premises that they have become a permanent part of the Leased Premises and cannot be removed therefrom without material injury thereto.

(h)           Landlord represents and warrants to Tenant that, as of the Rent Commencement Date, the exterior of the Building and access thereto will comply with the Americans with Disabilities Act and the regulations promulgated thereunder.

30.           Environmental Assurances.

(a)           Covenants.  Tenant covenants with Landlord:

(1)           that it shall not Generate (as defined below) Hazardous Substances (as defined below) at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing;

(2)           to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises);

(3)           to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances (whether or not at, to or from the Leased Premises);

(4)           to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant’s use of the Leased Premises and Generation of Hazardous Substances;

(5)           to permit entry, upon reasonable notice, onto the Leased Premises by Landlord or Landlord’s representatives during normal business hours (or at any time and without notice in the event of an emergency) to verify and monitor Tenant’s compliance with its representations, warranties and covenants set forth in this Section;

(6)           to pay to Landlord, as additional rent, the costs incurred by Landlord hereunder, including the costs of such monitoring and verification; provided, however, that so long as Tenant does not store or use hydrochloric acid at the Leased Premises, the cost of such monitoring and verification shall not exceed $750.00 per year; and

(7)           if Tenant Generates Hazardous Substances at, to or from the Leased Premises at any time during the Lease Term, to furnish to Landlord, at the expiration of the Lease Term or at the sooner termination of the Lease Term as herein provided, a certification in form and content acceptable to Landlord from an environmental audit company acceptable to Landlord to the effect that, based upon an inspection conducted by such environmental audit company not more than thirty (30) days prior to the expiration or termination of the Lease Term, the Leased Premises are free from Hazardous Substances.

Notwithstanding anything to the contrary in this Section 30(a), Tenant shall have the right to store hydrogen gas in the Leased Premises provided that (a) such storage shall be in compliance with all applicable environmental laws, (b) such storage shall be contained in cabinets, with its own venting and exhaust system, as shall be approved by Landlord, and (c) Tenant shall obtain such environmental liability insurance as Landlord may reasonably request with respect thereto.  Additionally, Tenant shall have the right to store two (2) gallons of hydrochloric acid in the Leased Premises provided that (a) such storage shall be in compliance with all applicable environmental laws and (b) Tenant shall obtain such environmental liability insurance as Landlord may reasonably request with respect thereto.

(b)           Indemnification.  Tenant agrees to indemnify and defend Landlord, its managers and agents (with legal counsel reasonable acceptable to Landlord) from and against any reasonable costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses) incurred by Landlord or its managers and agents, as the case may be, in connection with Tenant’s Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant’s failure to comply with its representations, warranties and covenants set forth in this Section.  This indemnification by Tenant will remain in effect after the termination or expiration of this Lease.

(c)           Indemnification by Landlord.  Landlord agrees to indemnify and defend Tenant (with legal counsel reasonably acceptable to Tenant) from and against any reasonable costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses) incurred by Tenant in connection with Landlord’s Generation of Hazardous Substances at, to or from the Leased Premises.  This indemnification by Landlord will remain in effect after the termination or expiration of this Lease.

(d)           Definitions.  The term “Hazardous Substance” means (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any “oil, petroleum products, and their by-products” as defined by the Maryland Environment Code Ann. § 4-411(3)(i), as amended from time to time, and regulations promulgated thereunder; (iv) any “controlled hazardous substance” or “hazardous substance” as defined by the Maryland Environment Code Ann., Title 7, subtitle 2, as amended from time to time, and regulations promulgated thereunder; (v) any “infectious waste” as defined by the Maryland Environment Code Ann. § 9-227, as amended from time to time, and regulations promulgated thereunder; (vi) any substance the presence of which on the Real Property is prohibited, regulated or restricted by any local law or regulation or any other law or regulation similar to those set forth in this definition; and (vii) any other substance which by law or regulation requires special handling in its Generation.  The term “To Generate” means to use, collect, generate, store, transport, treat or dispose of.

31.           Lender’s Requirements.  Tenant agrees to execute and deliver to Landlord an amendment to this Lease incorporating such modifications of, and additions to, the terms and provisions of this Lease as the parties secured by the Deed of Trust shall require as a condition precedent to their approving this Lease.  Notwithstanding the foregoing, Tenant shall not be required to execute any such amendment which shall modify the provisions of this Lease as to the amounts of Basic Annual Rent, additional rent, or other sums payable by Tenant hereunder, or any other material economic terms hereof as reasonably determined by Tenant.

32.           Authority.  Tenant warrants to Landlord that Tenant is a corporation organized and validly existing in good standing under the laws of the State of Delaware and qualified to transact business in the State of Maryland.  In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms.  Tenant’s resident agent’s name and address in the State of Maryland are Corporation Trust, Inc., 300 East Lombard Street, Baltimore, Maryland 21202.  Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

33.           Force Majeure.  In the event that either party hereto shall be delayed or hindered in or prevented, by reason of weather, strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, Acts of God or other reason of a like nature (excluding lack of funds) not the fault of the party delayed from performing work or doing any act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay.  The party so delayed shall give prompt notice thereof to the other party.  The provisions of this Section 33 shall not operate to excuse Tenant from prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

34.           Real Estate Broker.  Landlord and Tenant warrant to the other that no real estate broker other than Manekin Corporation and Casey & Associates (“Casey”) has been employed, caused to be employed, or otherwise utilized in bringing about this Lease, and each agrees to hold harmless and indemnify the other with respect to the foregoing warranty.  The commission payable by Landlord to Casey with respect to the initial Lease Term shall be equal to three percent (3%) of the aggregate Basic Annual Rent payable by Tenant hereunder during the initial Lease Term (exclusive of any additional rent payable by Tenant for tenant improvements pursuant to Section 1(f) above, and any additional rent payable by Tenant with respect to the premises located at 8320 Guilford Road pursuant to Rider No. 5 hereof).  Upon execution and delivery of this Lease by Tenant, Landlord shall pay to Casey $40,000 of the commission due hereunder.  The balance of said commission shall be paid by Landlord on or about the Rent Commencement Date.  If this Lease is cancelled by Tenant prior to the Rent Commencement Date, then the balance of the commission to Casey shall not be payable.  If Tenant’s renewal option is exercised by Tenant pursuant to Rider No. 3 below, then Landlord shall pay to Casey a commission equal to two percent (2%) of the aggregate Basic Annual Rent payable by Tenant during any renewal term hereunder, provided that Casey is actively involved in the renewal transaction.  Such amount shall be payable by Landlord upon the commencement of the applicable renewal term.

35.           Security Letter of Credit.  Tenant shall deposit with Landlord a clean, non-contingent, irrevocable letter of credit (the “Security Letter of Credit”), in form and substance satisfactory to Landlord and issued by a financial institution acceptable to Landlord, in the principal amount of Three Hundred Thousand Dollars ($300,000).  The Security Letter of Credit shall be due and payable by Tenant simultaneously with Tenant’s waiver of its First Cancellation Right, or on the Rent Commencement Date, if the First Cancellation Right is neither exercised nor waived by Tenant by such date.  Landlord’s receipt of the Security Letter of Credit shall be confirmed in the Lease Commencement Agreement.  To the extent the same has not been applied or exhausted pursuant to the further terms hereof, the Security Letter of Credit shall be returned by Landlord to Tenant following the expiration of the Lease Term.  In addition to any and all other remedies available to Landlord under this Lease, Landlord shall have the right to draw upon the Security Letter of Credit to cure any breach by Tenant of any of Tenant’s obligations or duties pursuant to this Lease, and upon any such draw, Tenant shall immediately restore the same to the dollar amount set forth in this Section.  No interest shall accrue thereon or be paid or payable by Landlord with respect to the Security Letter of Credit.  In the event that Tenant elects, pursuant to Section 1(f) above, to amortize any additional amounts toward the cost of the tenant improvements, then Tenant shall increase the principal amount of the Security Letter of Credit by an amount equal to the additional amount so amortized.  At such time as Tenant provides satisfactory evidence to Landlord that Tenant has obtained a credit rating of BBB or better, and provided there are no uncured events of default existing at such time, the Security Letter of Credit shall be returned to Tenant.

36.           Holding Over.  If Tenant holds possession of the Leased Premises after the termination of this Lease without Landlord’s written consent, Tenant shall become a tenant from month to month at 150% the rent payable during the final lease year and upon all other terms herein specified and shall continue to be such tenant from month to month until such tenancy shall be terminated by either party giving the other a written notice at least thirty (30) days prior to the date of its intended termination of such tenancy.  Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after termination of this Lease.  Upon the termination of this Lease, Landlord shall be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants, that may now or hereafter be in force.

37.           Net Lease.  It is the purpose and intent of Landlord and Tenant that the Basic Annual Rent shall be net to Landlord, so that this Lease shall yield, net, to Landlord, the Basic Annual Rent specified in Section 4 hereof in each lease year during the Term of this Lease, and that all actual costs, expenses and charges relating to the Leased Premises which may arise or become due during the Term of this Lease shall be paid by Tenant, except as otherwise provided for herein and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

38.           Contingency.  Tenant acknowledges that Landlord is the contract purchaser of the Land, and hereby agrees that this Lease and each of Landlord’s obligations hereunder are contingent upon Landlord, on or before September 24, 1998, closing on its purchase of the Land or obtaining the owner’s written consent to enter onto the Land and commence construction in accordance with the terms of this Lease; provided, however, that if Landlord fails to close on its purchase or to obtain such written consent by September 24, 1998, through no fault of its own but is diligently pursuing the same, then such period may be extended through November 24, 1998 by Landlord’s notice to Tenant of such extension given on or before September 24, 1998. Notwithstanding the foregoing, in the event that this Lease is not executed by Tenant and delivered to Landlord by July 24, 1998, then the dates of September 24, 1998 and November 24, 1998 as aforesaid shall be extended by one (1) day for each day after July 24, 1998 until the Lease is executed by Tenant and delivered to Landlord.  In the event this contingency is not satisfied by Landlord on or before September 24, 1998 (as the same may be extended in accordance with the preceding sentence) due to the fault of Landlord, or by

November 24, 1998 in the absence of such Landlord fault if such period is extended by Landlord (as applicable, the “Contingency Expiration Date”), then this Lease shall terminate automatically on the Contingency Expiration Date, the Cancellation Letter of Credit, as hereinafter defined, and the Security Letter of Credit, if previously delivered to Landlord, shall be returned to Tenant, and neither Landlord nor Tenant shall have any further obligations under this Lease.

39.           Riders.  Five (5) riders are attached hereto and made a part hereof.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST	GATEWAY S-8 LLLP

	By:	RA & DM, INC., General Partner

	By:		(SEAL)
Name:
Title:

LANDLORD

NOVA TELECOMMUNICATIONS, INC.

/s/ [Signature]	By:	/s/ David R. Huber	(SEAL)
		Name:	David R. Huber
		Title:	President and CEO

TENANT

STATE OF MARYLAND, CITY/COUNTY OF ____________ TO WIT:

I HEREBY CERTIFY that on this ________ day of July, 1998 before me, the subscriber, a Notary Public of the State of Maryland, City/County of ___________, personally appeared ______________________, _____________ of RA & DM, Inc., general partner of GATEWAY S-8 LLLP, Landlord, and he acknowledged the foregoing Lease Agreement to be the act and deed of said limited liability limited partnership.

WITNESS my hand and Notarial Seal.

My Commission Expires:

Notary Public

STATE OF Md, CITY/COUNTY OF HOWARD TO WIT:

I HEREBY CERTIFY that on this 4 day of August, 1998 before me, the subscriber, a Notary Public of the State of Md, City/County of Howard, personally appeared David R. Huber, President of NOVA TELECOMMUNICATIONS, INC., Tenant, and he acknowledged the foregoing Lease Agreement to be the act and deed of said body corporate.

WITNESS my hand and Notarial Seal.

My Commission Expires:

GLADYS MARIE DONACHY
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires November 1, 2000	/s/ Gladys Marie Donachy
Notary Public

RIDER NO. 1

First Right of Cancellation

Rider to Section 2 - Term

A.            Tenant shall have the right to terminate this Lease at anytime on or before the Rent Commencement Date (which date is hereinafter referred to as the “First Cancellation Date”), provided that:

(1)           Tenant shall have given to Landlord written notice of such election to terminate on or before the First Cancellation Date (the “First Notice”); and

(2)           Tenant, on the date Landlord receives such First Notice and on the First Cancellation Date, shall not be in breach or default of any agreement, condition or covenant by which Tenant is obligated under this Lease; and

(3)           Tenant shall have paid to Landlord on or before the First Cancellation Date, in addition to any other amounts that may be due under this Lease prior to the First Cancellation Date, a cancellation fee of Five Hundred Thousand Dollars ($500,000) (the “Cancellation Fee”).  Such amount so payable by Tenant represents liquidated damages for terminating this Lease prior to the expiration of the original Lease Term, such damages not otherwise being susceptible to reasonable calculation.

B.            Time is of the essence with respect to Tenant’s exercise of its rights under this Rider, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the First Notice be timely made and in writing.

C.            Tenant, contemporaneously with the execution of this Lease, shall provide Landlord with a clean, non-contingent irrevocable letter of credit (the “Cancellation Letter of Credit”), in form and substance satisfactory to Landlord and issued by a financial institution acceptable to Landlord, in the amount of Five Hundred Thousand Dollars ($500,000), as security for Tenant’s obligation to pay the Cancellation Fee pursuant to this Rider No. 1.  Landlord shall have the right to draw upon the Cancellation Letter of Credit for payment of the Cancellation Fee.  In the event Tenant waives its cancellation right pursuant to this Rider No. 1, the Cancellation Letter of Credit shall be returned to Tenant.  Landlord’s receipt of the Cancellation Letter of Credit shall be confirmed in the Lease Commencement Agreement.

D.            In the event that Tenant exercises its first cancellation right pursuant to this Rider No. 1 and pays to Landlord the Cancellation Fee as required above, as well as any other amounts payable by Tenant hereunder, then the fallowing provision shall apply if the entire Leased Premises are subsequently relet to a third party tenant (the “Third Party”) and the rent commencement date under the third-party lease (the “Third Party Lease”) occurs prior to December 1, 1999:

(1)           If the basic annual rent payable by the Third Party under the Third Party Lease (exclusive of leasing costs and any additional amounts payable by the Third Party Tenant for tenant improvements which exceed Landlord’s allowance of $20.00 per square foot)

(the “Net Third Party Rent”) is equal to or greater than the Basic Annual Rent that would have been payable by Tenant hereunder for the same period as the term of the Third Party Lease, then Tenant shall be entitled to reimbursement of fifty percent (50%) of the Net Third Party Rent paid by the Third Party for the period from the rent commencement date under the Third Party Lease through November 30, 1999.

(2)           If the Net Third Party Rent is less than the Basic Annual Rent that would have been payable by Tenant hereunder for the same period as the term of the Third Party Lease, then Tenant shall be entitled to reimbursement of 50% of the Net Third Party Rent paid by the Third Party for the period from the rent commencement date under the Third Party lease through November 30, 1999, but only after deducting from such rental amount the difference between (a) the Basic Annual Rent that would have been payable by Tenant hereunder through the term of the Third Party Lease and (b) the Net Third Party Rent payable by Third Party through the term of the Third Party Lease.

For example:

1)             Third Party Lease - $62,000 per month with rent commencement date of September 1, 1999.  $62,000 payable by Third Party Tenant is greater than $57,500 payable by Tenant (assuming 60,000 square feet building), so Tenant receives 50% of the Third Party Rent for September 1, 1999 - November 30, 1999.  $62,000 x 3 months = $93,000 payable to Tenant.

2)             Third Party Lease - Five year lease with rent commencement date of July 1, 1999; basic annual rent payable by Third Party is $2500.00 per month less than Basic Annual Rent payable by Tenant.  The difference between the Basic Annual Rent that would have been payable by Tenant hereunder for the same term as the Third Party Lease and the Net Third Party Rent is $150,000 ($2,500 x 60 months), which amount is deducted from the Net Third Party Rent as follows before calculating Tenant’s share:

July 1, 1991 - November 30, 1999 rent = (5 x $55,000) = $275,000
Tenant receives 50% of ($275,000 - $150,000) = $62,500

RIDER NO. 2

Second Right of Cancellation

Rider to Section 2 - Term

Tenant shall have the right to terminate this Lease as of the last day of any calendar month following the fifth full lease year of the Lease Term (which date, as applicable, is hereinafter referred to as the “Second Cancellation Date”), provided that:

(a)           Tenant shall have given to Landlord written notice of such election to terminate at least one hundred eighty (180) days prior to the Second Cancellation Date (the “Second Notice”); and

(b)           Tenant, on the date Landlord receives such Second Notice and on the Second Cancellation Date shall not be in breach or default of any agreement, condition or covenant by which Tenant is obligated under this Lease; and

(c)           Tenant shall have paid to Landlord on or before the Second Cancellation Date, in addition to any other amounts that may be due under this Lease prior to the Second Cancellation Date, the unamortized balance of the “Termination Costs”, as hereinafter defined.  Such amount so payable by Tenant represents liquidated damages for terminating this Lease prior to the expiration of the original Lease Term, such damages not otherwise being susceptible to reasonable calculation. The “Termination Costs” include all tenant improvement costs (including Landlord’s Contribution and any Additional Contributions), architectural fees, consulting fees, reasonable legal fees, leasing commissions, Unamortized Termination Costs as described in Rider No. 5 below, or any other reasonable costs and expenses incurred by Landlord in connection with this Lease, which amounts shall be amortized over the Lease Term with interest at the rate of 10% per annum.  Landlord shall confirm the total amount of the Termination Costs in the Lease Commencement Agreement or another writing between Landlord and Tenant, and shall provide an amortization schedule to Tenant with respect thereto.

Time is of the essence with respect to Tenant’s exercise of its rights under this Rider, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Second Notice be timely made and in writing.

RIDER NO. 3

Renewal Option

Rider to Section 2 (Term)

Provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default respecting any provision or condition of this Lease either on the date Tenant elects to renew or on the date the renewal term commences, and, (iii) Tenant has not failed more than two times during the original term of this Lease to pay any payments called for by this Lease on the date such payment is due, then Tenant shall have the right to renew this Lease for two (2) renewal terms of five (5) years each immediately following the expiration of the original term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for a fifteen (15) or twenty (20) year term, save that:

(i)            there shall be no further right of renewal, after the second renewal term, and

(ii)           the per square foot Basic Annual Rent payable with respect to the Leased Premises shall be $15.20 during the first renewal term and $17.44 during the second renewal term.

Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than two hundred forty (240) days prior to the expiration of the original term, or the first renewal term, as the case may be, Tenant shall have notified Landlord in writing of Tenant’s election to renew (the “Renewal Notice”).  Time is of the essence with respect to Tenant’s exercise of its rights under this Rider and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice be timely made and in writing.

RIDER NO. 4

Rider to Section 4.1(b)

Common Area Expenses shall not include the following:

(i)            Any expenses incurred in connection with capital improvements, other than as set forth in Section 4.1(b).

(ii)           Costs of repairs and replacements occasioned by casualty or condemnation and payable by insurance proceeds.

(iii)          Any cost that is reimbursed to Landlord by insurance carriers, or is separately charged to and payable by tenants.

(iv)          All ownership costs not allocable to actual management, repair, maintenance or operation of:  the Building, including, without limitation, leasing commissions, advertising and other direct expenses or procuring tenants, including lease concessions.

(v)           Depreciation of the Building.

(vi)          Interest on and amortization of any debt or any costs of financing, refinancing, constructing or purchasing the Leased Premises.

(vii)         Interest and penalties for late payment of Taxes provided Tenant has deposited with Landlord the amount necessary to pay such Taxes in accordance with this Lease and any fines or penalties incurred by Landlord due to violation by Landlord of any rule of a governmental authority other than those arising from Tenant’s use or occupancy.

(viii)        Wages, salaries and benefits of employees over the rank of property manager except to the extent those employees are directly involved in the day to day management and operation of the Building.

(ix)           Costs of correcting initial construction defects for work performed by Landlord or any affiliate of Landlord.

(x)            Costs of repairs caused by Landlord’s gross negligence.

(xi)           Any rent under any ground or underlying lease.

(xii)          Costs incurred due to Landlord’ negligence or willful misconduct or due to violation by Landlord of the terms or conditions of this Lease on its part to be performed.

(xiii)         General overhead of Landlord except as set forth in (viii) above

RIDER NO. 5

8320 Guilford Road Premises

Provided (i) this Lease is in full force and effect and (ii) Tenant is not in default respecting any condition or provision hereof, then, in the event that Tenant terminates its lease dated September 12, 1997 between Tenant and Rivers Center Associates Limited Partnership (“Rivers”) for its existing facility located at 8320 Guilford Road (the “Guilford Road Lease”), Landlord will pay to Rivers, on behalf of Tenant, the amount of the “Unamortized Termination Cost” payable by Tenant pursuant to Rider No. 1 thereof.  Landlord’s obligation to pay the Unamortized Termination Cost is subject, however, to Tenant’s delivery to Landlord of the “Guilford Road Letter of Credit”, as described below.  All amounts paid by Landlord to Rivers pursuant to this Rider No. 5 shall be repaid by Tenant to Landlord, as additional rent, in equal monthly installments over the balance of the Lease Term, with interest calculated at the rate of ten percent (10%) per annum.  Such installments shall be payable at the same time and in the same manner as the monthly installments of Basic Annual Rent pursuant to Section 4 hereof.

Prior to Landlord’s payment of the Unamortized Termination Cost on behalf of Tenant as aforesaid, Tenant shall provide Landlord with a clean, non-contingent irrevocable letter of credit (the “Guilford Road Letter of Credit”) in form and substance satisfactory to Landlord and issued by a financial institution acceptable to Landlord, in the amount of the Unamortized Termination Cost, as security for Tenant’s obligation to repay such amount to Landlord pursuant to this Rider No. 5.  Landlord shall have the right to draw upon the Guilford Road Letter of Credit for repayment of the amounts payable by Tenant to Landlord hereunder.  At such time as Tenant provides satisfactory evidence to Landlord that Tenant has obtained a credit rating of BBB or better, and provided there are no uncured events of default existing at such time, the Guilford Road Letter of Credit shall be returned to Tenant.

EXHIBIT A

[Figure]

BUILDING SPECIFICATIONS

NOVA TELECOMMUNICATIONS
Columbia, MD

July 23, 1998

A.            SITEWORK

1.                                       Provide all stakeout and sediment control.

2.                                       Perform all excavation required to furnish a balanced site to accommodate the building and site layout.  The site shall be within 2 ft. of the average grade of Columbia Gateway Drive contiguous to the site.

3.                                       Furnish and install all on site fire hydrants, water and sewer mains, within 5’ of building.

4.                                       Install a complete storm drainage system including all inlets and manholes required.  Storm water management is provided off site by others.

5.                                       Coordinate with BGE to install primary electric service to a specified transformer location.

6.                                       Coordinate with Bell Atlantic to install onsite cable to one specified location inside the building.

7.                                       Furnish and install site lighting to meet HRD requirements.

8.                                       Install all curb and gutter, and inlet throats as required.

9.                                       Pave all parking lots using a Howard County P-1 section, and pave truck sections at loading areas using a Howard County P-2 section.  Asphalt will be adequately sloped to avoid ponding.

10.                                 All of the above will be installed over subgrade compacted to 95% of a standard proctor approved by the geotechnical engineer.

11.                                 Install all sidewalks required by Howard County and HRD.

12.                                 Install landscaping to meet or exceed HRD standards.  Landlord to provide irrigation for the landscaping if Tenant desires, at Tenant expense.

13.                                 Provide traffic control signs as required by Howard County.

14.                                 Tenant will have final approval of Shell Building Plans.  Approval must be granted within (1) week of submittal.

B.            CONCRETE

1.                                       Spread footings:  minimum bearing capacity of 3,000 PSI reinforced as required.

2.                                       Slab on grade:

- Perimeter insulation will be 2” polystyrene, 2 feet down and 2 feet in, foamular 250

- 4” stone base will be #6 stone covered with a 6 mil polyethylene vapor barrier

-A 4”, 3,000 PSI concrete slab will be provided and receive 1 coat of curing compound to be coordinated with tenant.

Nova Telecomm.
Bldg. Specs

B.            MASONRY INCLUDES:

1.                                       Concrete masonry unit (CMU) foundations as required.

2.                                       Brick veneer including shapes as required.  All metal studs supporting brick veneer will be in compliance with BIA standards.

3.                                       PVC flashing as required.

4.                                       Walls at the rear of the building will be CMU.

C.            METALS

1.                                       Furnish and erect all columns, beams, bar joists, and metal decking as required

2.                                       Furnish and erect all spandral framing including all structural metal stud, exterior sheeting, vapor barrier, and brick ties as required

3.                                       Furnish and install all miscellaneous metal angles, plates and bolts required

4.                                       Clear height will be ± 14 feet from finish floor

5.                                       Roof will be designed to accept weight of 20 ton capacity HVAC units at specified locations adjacent to columns inside the roof screen area.

6.                                       Landlord shall erect the roof screen.

D.            CARPENTRY

1.                                       Install all miscellaneous wood blocking required at parapet walls, soffits, roof ladder, roof hatch

E.             THERMAL & MOISTURE PROTECTION

1.                                       Caulk all exterior masonry control joints (to match brick on mortar)

2.                                       A single ply ..045 EPDM ballasted roof system complete with 10 year warranty, all flashings and accessories required will be installed over a R-14 roof insulation.

3.                                       Fully insulate all exterior metal stud walls with R-19 Batt insulation.  Exterior block walls at rear of building will have foam fill in the wall cavity.

F.             WINDOWS & DOORS

1.                                       Provide aluminum window system (Kawneer or equal) glazed with insulated solar grey glass

2.                                       Provide storefront doors, as required at building entrances, with standard hardware

3.                                       All interior doors will be solid core birch set in hollow metal frames (fire rated as required) and furnished with hardware per code.

4.                                       Provide (2) overhead doors (insulated) 8’x8’

5.                                       Provide 6’x8’ windows at future overhead door locations.

2

Nova Telecomm.
Bldg. Specs

G.            FINISHES

1.                                       All exposed steel lintels and rails to be painted, primed and (2) finish coats of oil based paint.

H.            PLUMBING

1.                                       Roof drains - as required.  Roof drains will not discharge onto pedestrian traffic areas.  All roof drains will discharge underground.

2.                                       Domestic water service will run the entire length of the interior building via a 2” main.

3.                                       All sanitary lines and storm drains below slab will be PVC.

4.                                       Landlord will provide sanitary line along the length of the building 20’ to 30’ from front wall.

5.                                       Above ground sanitary vents will be PVC.

6.                                       Provide gas pipe to meter location if available.

I.              SPRINKLER

1.                                       A sprinkler main to run the entire length of the building and a warehouse (upright heads) type distribution system for approximately 20,000 sq. Ft. area, is estimated to cost $21,500.  If actual cost exceeds $21,500, Landlord will pay the excess.

J.             ELECTRICAL

1.                                       Primary electric service will be supplied to Novatel furnished and installed switch gear Feeder cables (sufficient to carry 2000 AMPS at 480V), from transformer will terminate in a duct located in the electric room.

2.                                       Site lighting will be provided to meet the Howard County and HRD requirements

3.                                       Landlord will provide electrical conduit to location of exterior sign.

3

EXHIBIT C

LEASE COMMENCEMENT AGREEMENT

THIS LEASE COMMENCEMENT AGREEMENT, made this ____ day of ___________ 199_, by and between Gateway S-8 LLP (“Landlord”) and Nova Telecommunications, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated __________, 1998, (the “Lease”) for the premises located at __________________________ (the “Leased Premises”); and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the term of the Lease, as well as certain other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

1.             The “Commencement Date” for all purposes of the Lease is _____________, 1999.

2.             The “Rent Commencement Date” for all purposes of the Lease is _____________, 1999.

3.             The initial Lease Term shall expire on _____________, 2009.

4.             The Security Letter of Credit in the principal amount of _____________ [$300,000, plus the amount of any “Additional Contribution”] and the Cancellation Letter of Credit in the principal amount of $500,000 [and the Guilford Road Letter of Credit, if applicable] were received by Landlord.

5.             The “Rentable Area of the Leased Premises” is, for all purposes of this Lease, __________________________ square feet.

6.             The total amount of the “Additional Contribution” paid or incurred by Landlord on behalf of Tenant pursuant to Section 1(f) of the Lease is $_____________ which amount shall be repaid by Tenant, as additional rent, in equal monthly installments of $_____________ each, payable at the same time and in the same manner as, and in addition to, payments of Basic Annual Rent pursuant to Section 4 of the Lease.

7.             The Basic Annual Rent will be adjusted pursuant to Section 1(e) of the Lease or Rider No. 5 (as to the Guilford Road lease) as follows:

8.             The Basic Annual Rent payable pursuant to Section 4 of the Lease is as follows (without regard to the adjustments described in paragraphs 6 and 7 above):

	Basic Annual	Monthly	Per
	Rent	Installment	Square Foot
1st lease year
2nd lease year
3rd lease year
4th lease year
5th lease year
6th lease year
7th lease year
8th lease year
9th lease year
10th lease year

9.             The total Termination Costs pursuant to Rider No. 2 of the Lease is $_____________, which amounts shall be amortized over the Lease Term in accordance with the amortization schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Commencement Agreement as of the day and year first above written.

LANDLORD:		TENANT:

Gateway S-8 LLLP		Nova Telecommunications, Inc.

By:	RA & DM, Inc.

By:		By:
	Name:	Name:
	Its:	Its:

[Attach Amortization Schedule
of Termination Costs]

EXHIBIT D

Rules and Regulations

1.             The delivery, shipping, loading and unloading of goods, wares, merchandise, equipment, supplies, fixtures and all other items to and from the Leased Premises will be subject to the rules and regulations Landlord may promulgate from time to time with respect to deliveries and shipments.

2.             All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Building for collection in the manner, in such containers and at the times and places reasonably specified by Landlord.  Tenant will not burn any trash or garbage of any kind in or around the Leased Premises.

3.             No radio, speakers, television, phonograph or other sound or similar device will be installed or operated in the Leased Premises without Landlord’s prior written approval.  Tenant will prevent sounds emanating from the Leased Premises from being heard outside the Leased Premises or otherwise unreasonably disturbing or annoying other tenants.

4.             The plumbing facilities will not be used for any purpose other than that for which they are constructed.  No foreign substance of any kind will be thrown into the plumbing facilities.  The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or any of its servants, agents, invitees, employees and/or licensees will be borne solely by Tenant.

5.             Tenant will not place a load upon the floor of the Leased Premises exceeding the floor load per square foot area which the floor of the Leased Premises has been designed to carry.

6.             Tenant will not permit anyone to lodge, sleep or cook in the Leased Premises.  Tenant is responsible for all persons whom it invites and/or admits to the Leased Premises and will be liable to Landlord for all acts of such persons.

7.             Landlord reserves to itself all rights not granted to Tenant under this Lease, including, but not limited to, the following:  (a) the right to change the address of the Building, without liability to Tenant for so doing; (b) the right to install and maintain signs on the exterior of the Building; (c) the exclusive right to use or dispose of the use of the roof of the Building; and (d) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

8.             Tenant will not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the Building, without the prior written consent of Landlord.  No curtains, blinds, shades or screens shal1 be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord.

9.             Tenant will not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the Building or in a place in any manner so as to block said sidewalks, parking lots and loading areas and/or not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of Landlord in the Project.

10.           Tenant, Tenant’s servants, agents, invitees, employees and/or licensees shall not park on, store on, or otherwise utilize any parking or loading areas on the Real Property, except as shown on Exhibit A and then only in the parking places designated by Landlord for such parking and in accordance with such rules and regulations as Landlord may from time to time promulgate with respect thereto.

11.           No animals of any kind shall be brought into or kept in or about the Project.

EXHIBIT E

HVAC SYSTEM

PREVENTATIVE MAINTENANCE
AND
PARTS AND LABOR SERVICING SPECIFICATIONS

I.              Parts & Labor

The intent of this program is to provide regularly scheduled maintenance with labor and material for repair of electrically and mechanically operating components under reasonable load conditions.  It includes repairs resulting from malfunctions during normal operating conditions and those found during maintenance on the equipment as listed below.

II.            Quarterly Inspections Shall be Provided as Follows:

A.            General:  Performed at all quarterly inspections

1.                                       Replace all filters as required

2.                                       Lubricate all motors and bearings

3.                                       Adjust and/or replace all fan belts

4.                                       Clean grilles, etc., as required

B.            Spring and Summer:

1.                                       Check refrigerant charge and/or temperature difference across evaporator coil

2.                                       Check refrigerant piping for leaks with electronic leak detector

3.                                       Check all operating and safety controls for cooling

4.                                       Check system operation - (operating pressures, super heat, compressor running current, condensate removal, temperatures, etc.)

5.                                       Clean condenser and/or evaporator coil as required

6.                                       Check and tighten all electrical connections at unit as required

C.            Fall and Winter:

1.                                       Check system operation - (operating pressures, temperatures, burner sequences, etc.)

2.                                       Check all operating and safety controls for heating

3.                                       Check and tighten all electrical connections at unit as required

III.           Qualifications of Contractors

All contractors providing the services described above shall be qualified and certified by an EPA-approved testing organization to work with refrigerants and other chemicals.

IV.           Exclusions

1.                                       Any work beyond the units such as ductwork, electrical power supply, peripheral equipment, monitoring, energy controls, etc.

2.                                       The components and associated material to replace compressors, heat exchanges, coils and coil repairs, unit housing including cabinet panels, internal framing, metal fabrications.

3.                                       Work beyond normal working hours:  (7:00 a.m. to 5:00 p.m., Monday through Friday).

4.                                       Nuisance calls including tripped breakers, improper thermostat settings, acceptable temperature ranges, etc.

5.                                       Repairs resulting from problems beyond our control including vandalism, fire, flood, voltage inadequacies, etc.

6.                                       Modifications or repairs caused by design or installation inadequacies.

7.                                       Repairs, loss of use, or consequential damage resulting from problems beyond reasonable control.

•                  Components that may be obsolete will be repaired until such time as they are no longer repairable and the equipment must be replaced.  It is not the intent of this program to replace the entire unit once the unit has exhausted its useful life and/or is no longer repairable.

•                  Due to the potential for Federal regulations and taxation of fluorocarbons, charges associated with such Federal policy changes may be levied.

•                  Repairs requiring modifications due to part substitution caused by availability or obsolescence will be charged including additional cost of components and time for adaptation.

EXHIBIT F

Nova Telecommunications Responsibilities

Task	Deadline
Execute Lease	July 24, 1998

Approve site plan and building footprint	July 24, 1998

Tenant shall respond promptly and in reasonable detail to requests from Landlord for building design information.  Unless stated otherwise in such request from Landlord, Tenant shall be deemed to have approved such particular design specifications unless a reasonably detailed response is provided to Landlord within five (5) business days after submission of same to Tenant.

If Tenant selects Manekin Corporation to perform the Tenant Improvements and provided Tenant meets the following task deadlines, and subject to force majeure, Manekin Corporation has represented to Landlord that the Leased Premises will be able to be occupied by Tenant for commencement of its business by April 24, 1999.

*Hire interior design firm	October 7, 1998

*Approve interior design	November 22, 1998

*Waive cancellation right or provide additional security pursuant to Section 1 (g) of Lease	November 22, 1998

EXHIBIT G

Form of Lien Waiver

Final Release of Lien

WHEREAS, WE THE UNDERSIGNED have furnished materials and/or performed labor for the account of Gateway S-8 LLLP (“Owner”) and/or Nova Telecommunications, Inc. (“Tenant”) for the construction of certain tenant improvements situated on the property known as Parcel S-8, having a street address of  _____________________, Columbia, Maryland and have agreed to release all liens which we or any of us, have or might have on the said land and building by reason of the premises.  NOW THESE PRESENT WITNESS, the subscribers for and in consideration of the premises, and of One Dollar to each of us paid, the receipt whereof is hereby acknowledged, have remised, released and forever quit-claim unto said and to its successors and assigns, all and all manner of liens, claims and demands whatsoever, which we, or any or either of us now have or could or might have on or against the said building and land by reason of the premises for materials and/or labor furnished on this building for the account of Owner and/or Tenant so that the said Owner and Tenant and their successors and assigns, and all other persons interested therein, shall and may have, hold and enjoy the same freed and discharged from all liens, claims and demands whatsoever, which we, or any or either of us, now have or might could have, on or against the same if these presents had not been made.  IN WITNESS WHEREOF, we have hereunto set our hands and seals the ____ day of ____________________, 1998.

(SEAL)

Signed, Sealed and Delivered in the
Presence of:

[Figure]

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made this   25   day of   October  , 1999, by and between Columbia Gateway S-28, L.L.C. (“New Landlord”), and Corvis Corporation, formerly known as Nova Telecommunications, Inc. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Gateway 62 LLLP, formerly known as Gateway S-8, LLLP (“Old Landlord”) and Tenant entered into that certain Lease Agreement dated August 11, 1998 (the “Lease”) for the entire building on Parcel S-28, a portion of which was formerly known as Parcel S-8, in the Columbia Gateway Park, Columbia, Maryland (the “Leased Premises”); and

WHEREAS, Old Landlord and Tenant entered into that certain Lease Commencement Agreement dated May 28, 1999 setting forth their agreements as to the term of the Lease and certain other matters, all as more particularly set forth therein; and

WHEREAS, the Leased Premises has been granted and conveyed by Old Landlord to New Landlord, and, in connection therewith, the Lease has been assigned by Old Landlord to New Landlord; and

WHEREAS, State Farm Life Insurance Company (the “Lender”) has made a loan of Four Million Seven Hundred Thousand Dollars ($4,700,000.00) (the “Loan”) to finance New Landlord’s acquisition of the Leased Premises, which Loan is secured by, among other things, a lien on the Leased Premises; and

WHEREAS, the Lender has required the execution of this Amendment as a condition of the Loan.

NOW, THEREFORE, IN CONSIDERATION OF the Leased Premises as described in the Lease and the covenants set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Landlord and Tenant agree as follows:

1.             Upon a termination of the Lease in accordance with the provisions of Rider No. 2 thereof, Tenant shall be obligated to pay to Lender in one lump sum that portion of the then outstanding Termination Costs consisting of the “Landlord’s Contribution” (as defined in Section 1(d) of the Lease), architectural fees, consulting fees, reasonable legal fees, leasing commissions, and any other reasonable costs and expenses incurred by New Landlord in connection with the Lease.  Lender shall not be entitled to receive any portion of Termination Costs associated with the “Additiona1 Contribution” (as defined in Section 1(f) of the Lease) toward tenant improvement costs.  Lender shall only be entitled to the “Unamortized Termination Costs” (described in Rider No. 5 of the Lease) if Lender has incurred such “Unamortized Termination Costs” and such costs are not reimbursed by 7015 Albert Einstein Drive, L.L.C. or Robert E. Smith.

2.             Except as amended herein, the Lease shall remain in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NEW LANDLORD:

COLUMBIA GATEWAY S-28, L.L.C.

By:	/s/ Mark D. Knobloch
Name:	Mark D. Knobloch
Title:	President

TENANT:

CORVIS CORPORATION

By:	/s/ Kim D. Larsen
Name:	Kim D. Larsen
Title:	General Counsel

2

CONSENT TO ASSIGNMENT AND
SECOND AMENDMENT OF LEASE AGREEMENT

THIS CONSENT TO ASSIGNMENT AND SECOND AMENDMENT OF LEASE AGREEMENT (this “Agreement”) is made as of the   31   day of December, 2001, by and among CORVIS CORPORATION, a Delaware corporation, successor-in-interest to Nova Telecommunications, Inc. (hereinafter “Original Tenant”), CORVIS OPERATIONS, INC., a Delaware corporation (hereinafter “Tenant”) and COLUMBIA GATEWAY S-28, L.L.C., a Maryland limited liability company, successor-in-interest to Gateway 62 LLLP, a Maryland limited liability limited partnership, formerly known as Gateway S-8 LLLP (hereinafter “Landlord”).

Introduction

A.            Gateway S-8 LLLP (“Gateway S-8”) and Nova Telecommunications, Inc. “Nova”) entered into an Agreement of Lease dated August 11, 1998 (the “Original Lease”) for a building to be constructed on land now known as 7015 Albert Einstein Drive, in the Columbia Gateway Park, located in Howard County, Maryland.

B.            Gateway S-8 subsequently changed its name to Gateway 62 LLLP (“Gateway 62”).

C.            Landlord acquired all of Gateway 62’s rights under the Original Lease.

D.            Nova subsequently changed its name to Corvis Corporation.

E.             Landlord and Original Tenant entered into an Amendment to Lease Agreement dated October 25, 1999 (the “First Amendment”) whereby Landlord and Original Tenant agreed upon the allocation of certain payments upon the termination of the Original Lease pursuant to Rider No. 2 thereof.

F.             The Original Lease as amended by the First Amendment is hereinafter referred to as the “Lease”.

G.            The Original Tenant desires to assign its interest in the Lease to Tenant and Tenant desires to acquire the Original Tenant’s interest in the Lease and assume all its obligations thereunder (the “Assignment”), effective as of the 29th day of December, 2001 (the “Effective Date”).

H.            Under Section 15 of the Lease, an assignment of the Lease may not occur without the prior written consent of Landlord, and satisfaction of all other provisions of Section 15, including that Original Tenant will continue to remain primarily liable under the Lease after any assignment and that all of Landlord’s reasonable legal costs incurred in connection with such assignment are paid by Original Tenant.

I.              Notwithstanding Section 15 of the Lease, Landlord is willing to consent to the Assignment and to modify and amend certain provisions respecting the Lease, on the terms and conditions set forth below.

J.             Unless otherwise defined herein or unless the context requires a contrary meaning, all capitalized terms used in this Agreement shall have the meanings given to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing Introduction, which is deemed a substantive part of this Agreement, the covenants of the parties herein and in the Lease and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord, Original Tenant, and Tenant hereby agree as follows:

1.             CONSENT OF LANDLORD.  In consideration of the foregoing, Landlord hereby consents to the Assignment by Original Tenant to Tenant, but upon the express condition that (i) neither such consent nor the collection of rent from Tenant shall be deemed a waiver or relinquishment of the covenant against any future assignment or subletting; (ii) Original Tenant shall continue to remain primarily liable for all of its liabilities and obligations arising under the Lease notwithstanding the Assignment; and (iii) from and after the Effective Date, and continuing for the balance of the Lease Term, unless otherwise stated therein, Tenant shall also be liable and responsible for all “Tenant’s” liabilities and obligations as are set forth in the Lease.

2.             AUTHORITY.  Original Tenant represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and qualified to transact business in the State of Maryland; (ii) the name and address of the resident agent of Original Tenant in Maryland are:  The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202; (iii) it has full power and authority to conduct and transact its business as such business is conducted and transacted as of the date of this Agreement in the State of Maryland and to enter into this Agreement; and (iv) this Agreement is executed in its name by a duly authorized officer of Original Tenant and that this Agreement has been approved by all necessary parties and it and the Lease are binding upon and enforceable against Original Tenant in accordance with the terms of this Agreement and the Lease.

Tenant represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and qualified to transact business in the State of Maryland; (ii) for purposes of service of process, the name and address of the resident agent of Tenant in Maryland are:  The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202; (iii) it has full power and authority to conduct and transact its business as such business is conducted and transacted as of the date of this Agreement in the State of Maryland and to enter into this Agreement, and (iv) this Agreement is executed in its name by a duly authorized officer of Tenant and that this Agreement has been approved by all necessary parties and it and the Lease are binding upon and enforceable against Tenant in accordance with the terms of this Agreement and the Lease.

3.             MODIFICATION OF LEASE AND LIABILITY OF ORIGINAL TENANT.  Original Tenant acknowledges that Landlord and Tenant may, by mutual agreement of the parties, change, modify, or amend the Lease in any way, including, but not limited to, payment of Basic Annual Rent and additional rent under the Lease, and that further assignments may be made, without notice to or consent of Original Tenant and without in any manner releasing or relieving Original Tenant from all of its liabilities and obligations under the Lease for the balance of the Lease Term notwithstanding the Assignment or such other modifications.  In the event of such modifications, however, Original Tenant’s liability shall be no greater than those set forth in the Lease immediately prior to the Effective Date.

4.             AMENDMENTS TO LEASE.  From and after the Effective Date, the Lease shall be amended as follows:

a.             Notices.  Section 22 of the Lease shall be deleted and replaced with the following:

“22.         Notices.  Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed:  (i) if to Landlord, c/o Mark D. Knobloch, 10706 Beaver Dam Road, Suite 503, Hunt Valley, Maryland, 20130-2207, with a copy to Manekin, LLC, 7061 Columbia Gateway Drive, Columbia, Maryland 21046, Attention:  Property Management with a copy to Ann Clary Gordon, Esquire c/o Shapiro Sher & Guinot, 36 South Charles Street, 20th Floor, Baltimore, Maryland 21201; (ii) if to Original Tenant, at 7063 Columbia Gateway Drive, P.O. Box 9400, Columbia, Maryland 21046-9400, with a copy to General Counsel at 7063 Columbia Gateway Drive, P.O. Box 9400, Columbia Maryland 21046-9400; and (iii) if to Tenant, at the Leased Premises.  All notices that are sent in accordance with this Section 22 will be deemed received by the other party on the earliest of the following applicable time periods:  (a) three business days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; (c) the date delivered as documented by the overnight courier service or the hand delivery receipt, (d) the date of attempted delivery in the case of inability to deliver because of change of address of which no notice was given hereunder; or (e) the date of attempted delivery in the case of refusal to accept.  All rental payments and other charges payable by Tenant or Original Tenant under this Lease wi1l be delivered to Landlord at Manekin’s address set forth above:  Attention:  Accounting Department.  Any party may designate a change of address by written note to the other parties.”

5.             REAFFIRMATION.  Tenant and Original Tenant hereby reaffirm and restate, and agree to be bound by the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Agreement) as if made herein.

6.             BINDING ON SUCCESSORS.  The terms and conditions contained in this Agreement shall bind and inure to the benefit of Landlord, Original Tenant and Tenant, and their respective successors and permitted assigns.

7.             EXECUTION OF COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

8.             EFFECT OF AGREEMENT.  The Lease shall be amended and in full force and effect in such respects as are set forth in this Agreement, and all other provisions, terms, and conditions of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect.

IN WITNESS WHEREOF, Landlord, Tenant, and Original Tenant have respectively signed and sealed this Agreement as of the day and year first above written above, intending to be bound as of the Effective Date.

WITNESS/ATTEST:	CORVIS CORPORATION, a Delaware
corporation

/s/ Nancy Faber	By:	/s/ Kim D. Larsen	(SEAL)
	Name:	Kim D. Larsen
	Title:	SVP and General Counsel
ORIGINAL TENANT

CORVIS OPERATIONS, INC., a Delaware
corporation

/s/ Nancy Faber	By:	/s/ Kim D. Larsen	(SEAL)
	Name:	Kim D. Larsen
	Title:	SVP + General Counsel
TENANT

COLUMBIA GATEWAY S-28, L.L.C., a
Maryland limited liability company

/s/ Carol Klauss	By:	/s/ Mark D. Knobloch	(SEAL)
	Name:	Mark D. Knobloch
	Title:	President
LANDLORD

[NOTARIES ON NEXT PAGE]

STATE OF   MARYLAND  , CITY/COUNTY OF   ANNE ARUNDEL  , TO WIT:

I HEREBY CERTIFY that on this   17th   day of   January  , 2002, before me, the subscriber, a Notary Public of the aforesaid jurisdiction, personally appeared   Kim D. Larsen  , the   Sr VP + General Counsel   of CORVIS CORPORATION, a Delaware corporation, Original Tenant, and s/he acknowledged the foregoing Consent to Assignment and Second Amendment of Lease Agreement to be the act and deed of said body corporate.

AS WITNESS, my hand and Notarial Seal.

/s/ Donna M. Fellins
Notary Public
My Commission Expires:	3-12-2003

STATE OF   MARYLAND  , CITY/COUNTY OF   ANNE ARUNDEL  , TO WIT:

I HEREBY CERTIFY that on this   17th   day of   January  , 2002, before me, the subscriber, a Notary Public of the aforesaid jurisdiction, personally appeared   Kim D. Larsen  , the   Sr VP + General Counsel   of CORVIS OPERATIONS, INC., a Delaware corporation, Tenant, and s/he acknowledged the foregoing Consent to Assignment and Second Amendment of Lease Agreement to be the act and deed of said body corporate.

AS WITNESS, my hand and Notarial Seal.

/s/ Donna M. Fellins
Notary Public
My Commission Expires:	3-12-2003

STATE OF   MARYLAND  , CITY/COUNTY OF   CARROLL  , TO WIT:

I HEREBY CERTIFY that on this   24th   day of   January  , 2002, before me, the subscriber, a Notary Public of the aforesaid jurisdiction, personally appeared   Mark D. Knobloch  , an authorized person for COLUMBIA GATEWAY S-28, L.L.C., a Maryland liability company, Landlord, and s/he acknowledged the foregoing Consent to Assignment and Second Amendment of Lease Agreement to be the act and deed of said limited liability company.

AS WITNESS, my hand and Notarial Seal.

/s/ Carol Klauss
Notary Public
My Commission Expires:	06-01-05

THIRD AMENDMENT TO LEASE AGREEMENT, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Third Amendment to Lease Agreement, Non-Disturbance and Attornment Agreement (this “Third Amendment”) is executed as of this ___ day of June, 2006 (the “Effective Date”) by and between BROADWING CORPORATION, a Delaware corporation (f/k/a Corvis Corporation) (“Tenant”), COLUMBIA GATEWAY S-28, L.L.C., as successor to Gateway S-8, LLLP (“Landlord”) and Osiris Therapeutics, Inc., a Delaware corporation (“Sublessee”).

R E C I T A L S:

A.            Gateway S-8 LLLP (“Original Landlord”) and Nova Telecommunications, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated August 11, 1998, as amended by that certain Amendment to Lease Agreement dated October 25, 1999, and that certain Consent to Assignment and Second Amendment to Lease Agreement dated December 31, 2001 (collectively, the “Lease”) concerning the property known as S-8 in the Columbia Gateway Park located in Howard County, Maryland.

B.            Tenant, through a series of transactions, has succeeded to the rights of Original Tenant under the Lease.

C.            Landlord, through a series of name changes, has succeeded to the rights of Original Landlord under the Lease.

D.            Tenant desires to sublease its interest in the Leased Premises (as defined in the Lease) pursuant to that certain Sublease Agreement (the “Sublease”) to be entered into simultaneously herewith by and between Tenant and Sublessee.

E.             Landlord and Tenant desire to execute this Third Amendment to among other things, obtain Landlord’s approval of the Sublease and amend the Lease as provided herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Capitalized Terms.  Unless otherwise expressly defined herein, capitalized terms used herein shall bear the same meaning ascribed to them in the Lease.

2.             Consent to Sublease.  Landlord hereby irrevocably consents and approves to the Sublease with Sublessee and irrevocably waives (a) the thirty (30) day notice of any Assignment called for under the Lease, (b) any termination rights held by Landlord arising from the Sublease and/or Assignment, and (c) its right to withhold its consent to the Sublease.

3.             Use.  The first paragraph of Section 3 of the Lease is hereby deleted and the following inserted in lieu thereof:  “Landlord and Tenant expressly agree that the Leased Premises shall be used or occupied by Tenant solely for general office space, administrative purposes, laboratory, clean rooms and any and all other legal purposes to include any related or ancillary use which is suitable for a modern suburban office or flex building in Howard County, Maryland, all in accordance with applicable zoning regulations and for no other purpose.  For purposes of this Lease, the term “general office space” shall not include use as a school, college, university or educational institution of any type, use for any purpose which is not consistent with the operation of the Building as a first-class office building, use as an

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recruitment or temporary help service or agency, or any use involving regular traffic by the general public.”

4.             Alterations.  In exercising its reasonable discretion pursuant to Section 6(a) of the Lease, Landlord recognizes that Sublessee will be making structural alterations to the Leased Premises customarily made in fitting-out laboratory space in accordance with FDA GMP (good manufacturing practices) and associated research and development of laboratory space and Landlord’s standard of reasonableness for approval shall be based on the foregoing standards; provided, however, Sublesee shall make no alterations or improvements to the Leased Premises impairing or weakening the structural integrity of the building thereon.

5.             HVAC.  Notwithstanding anything to the contrary contained in the Lease, Sublessee shall control and maintain the HVAC system in the Leased Premises.

6.             Event of Default by Sublessee.  Landlord acknowledges that Sublessee will be assuming all of Tenant’s obligations under the Lease in accordance with the terms of the Sublease except for the payment of Basic Annual Rent (as more particularly described in the Sublease).  Landlord agrees to provide Tenant with prompt written notice of any default under the Lease by Sublessee at the address set forth in the notice section below.  In addition, in the event Landlord is accepting Lease rental payments directly from Sublessee, Landlord shall simultaneously provide Tenant with written notice of any notice of default sent to Sublessee under the Lease, and Tenant shall be afforded the reasonable opportunity to cure any monetary default under the Lease and be provided with the time necessary to access the Leased Premises and cure any non-monetary default required to be cured by Landlord under the Lease.

7.             Event of Default by Tenant under Sublease.  Sublessee will notify Landlord in accordance with Section 7 hereof of any default of Tenant which would entitle Sublessee to cancel the Sublease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Sublease, no notice of cancellation thereof, nor any abatement shall be effective unless Landlord has received the notice aforesaid and has failed within thirty (30) days of the date thereof to cure or if the default cannot be cured within thirty (30) days has failed to commence and to diligently prosecute the cure of Tenant’s default which gave rise to such right of cancellation or abatement.

8.             Event of Default by Tenant under the Lease.  Landlord will notify Sublessee in accordance with Section 7 hereof of any default of Tenant under the Lease at the same time that notice is provided to Tenant and Sublessee shall have the right to cure such default within the time periods provided to Tenant in the Lease.  If the default is a failure to pay any amounts owed under the Lease, Landlord agrees that if such default is not cured within the time frame provided for in the Lease, Landlord will first draw on the Security Letter of Credit provided by Tenant under the Lease.

9.             Estoppel.  Landlord and Tenant acknowledge and agree that (a) no default under the Lease exists as of the Effective Date, (b) the undersigned knows of no fact or circumstance existing which, with the passage of time, would constitute a default under the Lease, (c) the Lease Commencement Date is March 22, 1999 and the Lease terminates on May 31, 2009, and (d) any alterations to the Leased Premises made prior to the date hereof are not required to be removed at the end of the term of the Lease.

10.           Letter of Credit.  Upon execution of a binding lease agreement by and between Landlord and Sublessee (the “COPT-Osiris Lease Agreement”), Landlord agrees to accept a reduced Security Letter of Credit in the amount of $1,200,000.  On the date that Sublessee has waived its termination rights under the COPT-Osiris Lease Agreement (the “Security Letter of Credit Reduction Date”), Tenant shall have the right to reduce the Security Letter of Credit to $750,000.00.  Landlord shall

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deliver the initial Security Letter of Credit to Tenant to effectuate the replacement of the Security Letter of Credit.  Failure by Tenant to replace the Security Letter of Credit within four (4) business days after delivery of the original Security Letter of Credit shall constitute an Event of Default under the Lease.

On or before the date which is twelve (12) months after the Security Letter of Credit Reduction Date, Landlord shall use its good faith efforts, in its sole discretion, to evaluate the financial strength and business performance of Sublessee to consider a further reduction of the Security Letter of Credit.

11.           Waiver of Termination/Renewal Rights.  Upon execution of this Third Amendment, Tenant hereby waives its rights to (i) terminate the Lease pursuant to Riders No. 1 and 2 of the Lease, and (ii) renew the term of the Lease as provided in Rider No. 3 of the Lease.

12.           Non-Disturbance.  So long as Sublessee is not in default (beyond any period given Sublessee to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Sublease on Sublessee’s part to be performed, Sublessee’s possession of the Premises and Sublessee’s rights and privileges under the Sublease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Sublease, shall not be diminished or interfered with by Landlord and Sublessee’s occupancy of the Premises shall not be disturbed by Landlord for any reason whatsoever during the term of the Sublease or any extensions or renewals thereof.

13.           Landlord Not Bound.  If Landlord shall succeed to the interest of Tenant under the Sublease, Landlord shall be bound to Sublessee under all terms, covenants and conditions of the Sublease thereafter arising, and Sublessee shall, from and after Landlord’s succession to the interest of Tenant under the Sublease, have the same remedies against Landlord for the breach of an agreement contained in the Sublease that Sublessee might have had under the Sublease against Tenant if Landlord had not succeeded to the interest of Tenant; provided, however, Landlord shall not be:

(a)           liable for any act or omission of any prior landlord (including Tenant);

(b)           subject to any offsets or defenses which Sublessee might have against any prior landlord (including the Tenant);

(c)           bound by any rent or additional rent which Sublessee might have paid for more than the current month to any prior landlord (including Tenant);

(d)           bound by any amendment or modification of the Sublease made without Landlord’s written consent;

(e)           obligated to construct or finish the construction or to renovate or finish the renovation of the Premises or any other property described in the Sublease;

(f)            bound to expend any sums pursuant to any agreement by Sublessee under the Sublease to pay any tenant allowance, construction allowance or other sum owing Sublessee pursuant to the Sublease;

(g)           required to expend money for restoration in the event of a casualty or condemnation except as required under the Lease;

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(h)           bound by any obligation to make any payment to Sublessee under the Sublease  which was required to be made prior to the time Landlord succeeded to any prior landlord’s interest (without implying the obligation to make a future payment);

(i)            accountable for any monies deposited with any prior landlord (including security deposits), except to the extent such monies are actually received by Landlord in segregated cash amounts identified to Landlord in writing as such at the time received;

(j)            liable for any obligation with respect to any representations or warranties of any nature set forth in the Sublease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to the Leased Premises or any other property, Tenant’s title or compliance of the Premises or any other property with applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and any regulations pursuant thereto; or

(k)           bound by any assignment of the Sublease or any encumbrance of Sublessee’s interest thereunder or any sublet thereunder (except if expressly permitted without Tenant’s consent under the terms of the Sublease) that is made without Landlord’s prior written consent.

14.           Effect on Rights and Remedies.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) Tenant under the Sublease, or any subsequent landlord, against the Sublessee in the event of any default by Sublessee (beyond any period expressed in the Sublease within which Sublessee may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Sublease on Sublessee’s part to be performed or observed; or (b) Sublessee under the Sublease against the original or any prior landlord in the event of any default by the original landlord to pursue claims against such original or prior landlord whether or not such claim is barred against Landlord or a subsequent landlord.

15.           Notices.  Whenever Landlord or Tenant shall desire to give or serve on the other any notice, demand, request or other communication with respect to the Lease, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is (a)delivered by personal service (including telex, telecopier, express or courier service), in which event it shall be effective upon delivery, or (b) mailed by registered or certified mail, return receipt requested, postage prepaid (in which event it shall be effective three days after mailing), addressed as follows:

If to Tenant:	Broadwing Corporation
c/o Broadwing Communications, LLC
1122 Capital of Texas Highway South
Austin, Texas 78746
Attention: Susan Ellis
Facsimile: (512) 742-4101

With a copy to:	Broadwing Corporation

c/o Broadwing Communications, LLC
1122 Capital of Texas Highway South
Austin, Texas 78746
Attention: Legal Department
Facsimile: (512) 742-4119

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If to Landlord (prior to 7/17/06):

Columbia Gateway S-28, L.L.C.c/o Corporate Office Properties Trust
8815 Centre Park Drive
Columbia, Maryland 21045
Attention: Catherine Ward
Facsimile: (410) 740-1174
Email: cathy.ward@copt.com

With a copy to (prior to 7/17/06)

Corporate Office Properties Trust
8815 Centre Park Drive
Columbia, Maryland 21045
Attention: Karen Singer
Facsimile: (410) Email: karen.singer@copt.com

If to Landlord (after 7/17/06):

Columbia Gateway S-28, U.S.C.
c/o Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: Catherine Ward
Facsimile: 443-285-7650
Email: cathy.ward@copt.com

With a copy to (after 7/17/06)

Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attention: Karen Singer
Facsimile: (443) 285-7652
Email: karen.singer@copt.com

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If to Sublesee:	Osiris Therapeutics, Inc.
2001 Aliceanna Street
Baltimore, Maryland 21231-3043
Attention: Cary Claiborne
Email: cclaiborne@osiristx.com

With a copy to:	Osiris Therapeutics, Inc.
at the Leased Premises
Attention: Cary Claiborne
Email: cclaiborne@osiristx.com

16.           Counterparts.  This Third Amendment may be executed in counterparts and via facsimile, a fully executed copy of which may be entered into evidence as proof of same.

17.           Governing Law.  This Third Amendment shall be governed by the laws of the State of Maryland, excluding its choice of law provisions.

18.           Modification.  Landlord and Tenant agree that the Lease may not be modified except by written agreement executed by and between the parties.  Except for this Third Amendment, as provided in Recital A to this Third Amendment, and for the information contained in the Lease Commencement Agreement executed by Original Landlord and Tenant, the Lease has not been modified or amended and remains in full force and effect.

19.           SNDA.  Within ten (10) business days of the date of this Third Amendment, Landlord shall seek to obtain from its mortgage lender for the Premises a subordination, non-disturbance and attornment agreement in a form acceptable to Tenant.

20.           Signage.  Notwithstanding anything to the contrary contained in the Lease, Sublessee, at Sublessee’s expense, shall have the right to install an exterior back-lighted sign or back-lighted logo on the top ribbon of the Building and a monument sign at the entrance to the Building, provided that (i) there is no default (subject to notice and cure periods) outstanding at anytime, (ii) Sublessee obtains Landlord’s prior written approval, such approval not to be unreasonably withheld, with regard to the size, location, and method of installation of the signage, (iii) the Lease has not been amended to reduce the area of the Leased Premises, and (iv) Sublessee remains open for business in the Leased Premises.  Sublessee, at Sublessee’s expense, shall maintain the signage, and obtain all required permits from any governmental authorities.  At the expiration or sooner termination of this Lease, Sublessee shall remove the exterior signage on the Building and restore the Building’s surface to that condition which existed immediately prior to the installation of the signage.  In addition, if, after installation of the signage, any of the conditions set forth in subsections (i) through (iv) inclusive of the first sentence of this paragraph are not satisfied, Sublessee, at Sublessee’s expense, shall remove the signage upon fifteen (15) days’ advance written notice from Landlord and restore the Building’s surface to that condition which existed immediately prior to the installation of the signage.

21.           Telecommunications Equipment.  Sublessee shall have the non-exclusive right to enter upon and utilize the roof of the Building for the purposes of installing, maintaining and repairing any equipment or utilities required in its operation of its business in the Leased Premises; provided that  (i) such equipment is used solely in connection with Sublessee’s

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business in the Leased Premises and is not available for use by third-parties, (ii) Sublessee submits to Landlord for Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, the desired location on the roof to install the equipment and the make, model and specifications of the equipment, (iii) Sublessee, at Sublessee’s expense, shall install, maintain and remove the equipment  in coordination with Landlord’s rooftop consultant; provided, however, that Landlord, at Sublessee’s expense, shall have the right, but not the obligation, to install, maintain and/or remove the equipment, (iv) Sublessee shall indemnify and hold Landlord, its successors, assigns, agents, licensees and invitees harmless from any and all damages, costs, claims, expenses, actions (including reasonable attorneys’ fees) in connection with the equipment, unless resulting from Landlord’s negligence; and (v) Sublessee shall indemnify and hold Tenant, its successors, assigns, agents, licensees and invitees harmless from any and all damages, costs, claims, expenses, actions (including reasonable attorneys’ fees) in connection with the equipment, unless resulting from Tenant’s negligence.  Upon the expiration or sooner termination of the Term, Sublessee shall be responsible for removing the equipment from the roof and for any costs to repair the damage to the roofing system resulting from such removal.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LANDLORD:	COLUMBIA GATEWAY S-28, L.L.C., a Maryland limited liability company

By:
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President

SUBLESSOR:	BROADWING CORPORATION, a Delaware corporation (f/k/a Corvis Corporation)

By:
Name:
Title:
Date:

SUBLESSEE	OSIRIS THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:
Date: